UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C.  20549

                        FORM 8-K

                     CURRENT REPORT

         Pursuant to Section 13 or 15 (d) of the
             Securities Exchange Act of 1934

                     March 16, 1999
            (Date of earliest event reported)

                   HUFFY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio             1-5325          31-0326270
(State or other  (Commission     (I.R.S. Employer
jurisdiction     File Number)    Identification Number)
of incorporation)

                     225 Byers Road
                    Miamisburg, Ohio
         (Address of principal executive offices)

                      45342-3657
                      (Zip Code)

                    (937) 866-6251
  (Registrant's telephone number, including area code)

Item 2.  Disposition of Assets

     On March 16, 1999, Huffy Corporation closed the sale of its True Temper Hardware business to TTHA
Corp., a subsidiary of U.S. Industries, Inc., pursuant to a previously-announced Asset Purchase Agreement dated February 11, 1999. The transaction was structured as a sale of substantially all of the assets of Huffy Corporation's subsidiary, True Temper Hardware
Company, and included the sale of 100% of the stock of Huffy Corporation's Irish subsidiary, True Temper
Limited. The purchase price was $100,000,000 cash and is subject to certain post-closing adjustments based on closing date financial statements to be prepared by the parties. The purchase price was the result of arms' length negotiations between the parties. Neither Huffy
Corporation nor any of its subsidiaries or affiliates has any material relationship or affiliation with U. S.
Industries, Inc., TTHA Corp., or any of their subsidiaries or affiliates.

Item 7.  Financial Statements and Exhibits

      (a)  Not applicable.

      (b)  Financial Information

           The restated consolidated balance sheet and consolidated statement of earnings for the fiscal year ended December 31, 1998 giving effect to the sale of substantially all of the assets and certain liabilities of True Temper Hardware Company, a wholly-owned subsidiary of Huffy Corporation, as if the transaction were consummated on January 1, 1998, are as follows:
                 HUFFY CORPORATION
RESTATED CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
 (Dollar Amounts in Thousands, Except Per Share Data)

                                           Year Ended
                                          December 31,
                                            1998 as
                                       Restated
                                          ------------
Net sales                               $     584,201
Cost of sales                                 484,269
                                          ------------
   Gross profit                                99,932

Selling, general and administrative
expenses                                       76,884
Plant closure and manufacturing
reconfiguration                                21,320
                                           ----------
   Operating income                             1,728

Other expense (income)
   Interest expense                             6,647
   Interest income                               (123)
   Other                                         (390)
                                           ----------

Loss before income taxes                       (4,406)
Income tax benefit                             (1,759)
                                           ----------
   Loss from continuing operations             (2,647)

Discontinued operations:
 Earnings from discontinued
  operations, net of income
   tax expense of $1,317                        1,982
                                          -----------
     Net loss                           $        (665)
                                          -----------
                                          -----------

Earnings (Loss) Per Common Share:
     Basic:
     Weighted average number of
      common shares                        12,122,278
     EPS from continuing operations     $       (0.21)
     EPS from discontinued operations            0.16
                                         ------------
     Net loss per common share          $       (0.05)
                                         ------------
     Diluted:
     Weighted average number of
       common shares                       12,279,833
     EPS from continuing operations     $       (0.21)
     EPS from discontinued operations            0.16
     Net loss per common share          $       (0.05)

                   HUFFY CORPORATION
    RESTATED CONSOLIDATED BALANCE SHEET (UNAUDITED)
             (Dollar Amounts in Thousands)

                                         December 31,
                                         1998 as
ASSETS                                     Restated
------                                    -----------

Current assets:
  Cash and Cash equivalents              $    17,834
  Accounts and notes receivable, net          71,150
  Inventories                                 46,442
  Prepaid expenses and federal
   income taxes                               20,425
  Net assets of discontinued operations       70,338
                                            --------
      Total current assets                   226,189
                                            --------
Property, plant and equipment, at cost       177,992
  Less:  accumulated depreciation and
           amortization                      114,260
                                            --------
          Net property, plant and equipment   63,732

Excess of cost over net assets
acquired, net                                 31,985
Deferred federal income taxes                  3,565
Other assets                                   4,388
                                             -------
                                        $    329,859

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Notes payable                         $     99,240
  Current installments of
    long-term obligations                      6,411
  Accounts payable                            33,604
  Accrued expenses and other
    current liabilities                       36,641
                                          ----------
      Total current liabilities           175,896

  Long-term obligations, less
    current installments                      29,784
  Other long-term liabilities                 31,028
                                          ----------
         Total liabilities                   236,708
                                          ----------
                                          ----------
Shareholders' equity
   Preferred stock                               ---
   Common stock                               16,633
   Additional paid-in capital                 65,892
   Retained earnings                          78,967
   Less:  cost of treasury shares             68,341
                                           ---------
            Total shareholders' equity        93,151
                                           ---------
                                        $    329,859
                                           ---------
                                           ---------

  NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
            (Dollar Amounts in Thousands)


Note 1: In March 1999, Huffy Corporation reached an agreement with U.S. Industries, Inc. to sell the assets of its Harrisburg, Pennsylvania based lawn and garden tools and wheel barrows business, True Temper Hardware
Company for $100 million.  The results for True Temper
Hardware Company have been classified as discontinued operations in the Consolidated Statement of Earnings.
The assets and liabilities of discontinued operations have been classified in the Consolidated Balance Sheet as "Net assets of discontinued operations."

          Summarized balance sheet data for
discontinued operations is as follows:

(Dollar Amounts in Thousands)             December 31,
                                      1998 as Restated
                                      ----------------
 Current assets                          $    61,313
 Property, plant & equipment, net             20,639
Other assets                                  2,271
                                      ----------------
          Total assets                        84,223
  Current liabilities                         13,885
                                      ----------------
Net assets                               $    70,338
                                      ----------------
                                      ----------------

Item 7:  FINANCIAL STATEMENTS AND EXHIBITS

   (c):  Exhibits

         The Exhibits, as shown in the "Index of
Exhibits" attached hereto, are filed as a part of this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          HUFFY CORPORATION
                          Registrant

Date: March 30, 1999      By:/s/ Timothy G. Howard
                             ---------------------
                             Timothy G. Howard
                             Vice President and
                             Corporate Controller
                             (Principal Financial and
                             Accounting Officer)

                    EXHIBIT INDEX

Exhibit 2  Asset Purchase Agreement, dated March 16,
1999, by and among True Temper Hardware Company, Huffy
Corporation, and U.S. Industries, Inc. (the
"Agreement").  Pursuant to Section 229.601(b)(2) of
Regulation S-K of the Securities Act of 1933, the
Registrant has omitted the exhibits and schedules to the Agreement. A description of the exhibits and schedules is included at the end of the Agreement. The
Registrant hereby agrees to furnish supplementary a copy of any omitted exhibit or schedule to the Commission upon request.

Exhibit 27  Financial Data Schedule.

                                           Exhibit 2 to
                                           Form 8-K
_______________________________________________________
_______________________________________________________



              ASSET PURCHASE AGREEMENT

                  BY AND AMONG

            TRUE TEMPER HARDWARE COMPANY

                 HUFCO COMPANY,

               HUFFY CORPORATION

                     AND

                  TTHA CORP.





            DATED FEBRUARY 11, 1999

_______________________________________________________
_______________________________________________________
              ASSET PURCHASE AGREEMENT

                 Table of Contents

                                               Page #

Terms of Sale and Payment 1
   Sale of Assets 1
   Sale of TTL Stock 4
   Excluded Assets 4
   Liabilities 4
   Employer Liabilities 5
   Passage of Title to TTL Stock 5
   Seller's Liabilities 5
   Purchaser's Liabilities 5
   Assumed Contracts, Purchase Orders,
     Leases, etc. 5
   Purchase Price 6
   Closing Date Purchase Price Adjustment 6
   Post Closing Purchase Price Adjustment 7
   Receivables Adjustment 8
   Allocation of Purchase Price 9

Representations , Warranties and Certain
Agreements of Seller,
   Hufco And Huffy 10
   Organization 10
   Authority and Enforceability 11
   Financial Statements 11
   Pending Claims 12
   Legal Compliance 12
   Title to Assets 12
   Condition of Assets 13
   Leases 13
   Inventory 13
   Other Property 13
   Customers 13
   No Breach or Violation 14
   Interest in Customers,
     Suppliers and Competitors 14
   Corporate Documents 14
   Year 2000 Compliance 15
   Zoning 15
   OSHA and Similar Statutes 16
   Intellectual Property 16
   Environmental Matters 16
   Leases and Contracts 18
   Employees and Independent Contractors 20
   Labor Matters 20
   WARN Act 21
   Employee Benefit Plans 21
   Broker's Fee 24
   Receivables 24
   Insurance 24
   Governmental Licenses, Permits and
     Related Approvals 24
   Absence of Certain Changes or Events 24
   Product Liability Claims; Product
               Warranties 25
   Tax Matters 25
   Real Property 26
   Assets of TTL 30
   Entire Business 30
   Full Disclosure; Assumptions 30

Purchaser's Representations and Warranties 31
   Organization 31
   Authority 31
   Enforceability 31
   Broker's Fee 31

Covenants and Agreements 31
   Bulk Sales Compliance 31
   Preservation of Business and Assets 31
   Conduct of Business 33
   Access to Books and Records 36
   Confidentiality 37
   Hart-Scott-Rodino and Foreign Filings 37
   Expenses 38
   Shareholder Communication 38
   Additional Agreements 38
   Customer Service 39
   Closing Conditions 39
   Notification 39
   No Shopping 39
   Affiliated Transactions 39
   Assignment of Confidentiality Agreements 40
   Insurance Matters 40
   Employee Matters 40
   Certain Employee Non-Competes 40
   Grant of License 40
   Union Agreements 41
   Severance 41
   Satisfaction of TTL Funded Debt 41
   Assignment of Camp Hill Lease 42
   Lantz Snow Saucers and Snow Boards 42

The Closing 42

Seller's Conditions to Close 42
   Representations and Warranties True at Closing;
Compliance with Agreement 42
   Regulatory Approvals 43
   No Action/Proceeding 43
   Compliance with Article IX 43
   Other Prohibiting Transaction 43
   Approvals Concerning True Temper Limited 43

Purchaser's Conditions to Close 44
   Representations and Warranties True at Closing;
     Compliance with Agreement 44
   No Loss, Damage of Destruction 44
   No Adverse Material Change 44
   Regulatory Approvals 44
   No Action/Proceeding 44
   Compliance with Article VIII 44
   Other Prohibiting Transaction 45
   Environmental Due Diligence 45
   Lien Search 45

Title and Survey 45
   Approvals Concerning True Temper Limited 46

Obligations of Seller at Closing 46
   Documents Relating to Title of Assets 47
   Possession 47
   Opinion of Seller's Counsel 47
   Corporate Good Standing and Corporate Resolution 48
   Closing Certificate 48
   Third Party Consents 48
   Additionally Requested Documents; Post Closing
     Assistance 48

Obligations of Purchaser at Closing 48
   Purchase Price 48
   Corporate Good Standing and Certified Board
 Resolutions 49
   Assumption of Liabilities 49
   Assumption of Benefit Plans 49
   Closing Certificate 49
   Group Health Continuation 49

Indemnification and Survival of Provisions 50
   Survival 50
   Seller's Indemnification Obligations 50
   Purchaser's Indemnification Obligation 53
   Procedure for Indemnification 54

Non-Competition and Non-Solicitation Covenant 57
   Basic Covenant 57
   Enforcement 58
   Savings Clause 58
   Covenant 58

Termination 58
   General 58
   No Liabilities in Event of Termination 59

Miscellaneous 59
   Headings 59
   Entire Agreement, Modification and Waiver 59
   Counterparts 59
   Rights of Parties 59
   Assignment 59
   Remedies 60
   Effect of Certain Actions 60
   Schedules and Exhibits 60
   Notices 60
   Knowledge of Seller 61
   Severability 61
   Meanings of Certain Terms 61
   Transfer Taxes and Recording Expenses 61
   Governing Law; Venue 62

              ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (hereinafter referred to as the "Agreement"), dated February 11, 1999, is made and entered into by and among True Temper
Hardware Company, an Ohio corporation (hereafter referred to herein as "Seller"), Hufco Company, a Colorado corporation and the sole shareholder of Seller
(hereinafter referred to herein as "Hufco"), Huffy
Corporation, an Ohio corporation and the sole shareholder of Hufco and ultimate parent of Seller
(hereinafter referred to as "Huffy") and TTHA Corp., a Delaware corporation (hereinafter referred to as "Purchaser").

                 W I T N E S S E T H:

     Whereas, Seller, together with its affiliate, True
Temper Limited, a limited corporation organized under the laws of the Republic of Ireland ("TTL") is engaged in the business of manufacturing and selling lawn and garden tools and equipment (such business, as collectively engaged in by Seller and TTL, hereinafter
"Seller's Business"); and

     Whereas, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, substantially all of Seller's assets as such exist on the Closing Date, and Huffy desires to sell and Purchaser desires to purchase from Huffy all of the shares of TTL capital stock owned by Huffy, upon the terms and conditions hereinafter set forth.

     Now, Therefore, and in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                     ARTICLE I
              Terms of Sale and Payment

Section 1.1  (a)  Sale of Assets.  Seller, upon the
terms and conditions hereinafter set forth, shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase and pay for at the Closing on the Closing Date (as both terms are defined in Article
V hereof), free and clear of all Liens except Permitted
Liens (as such terms are defined in Section 2.6 hereof), all of the assets, rights, properties, claims, contracts and business of Seller at the Closing Date of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located (the "Seller Assets"), including but not limited to the following:

     (i)  Inventory.  Seller's entire inventory
consisting of finished products, operating supplies, raw materials, purchased parts, work-in-progress, including products or supplies on hand or in transit, whether located in public or off-site warehouses, the Owned Real Property (as defined below), the Leased Real
Property (as defined below), or otherwise
("Inventory"). All of the Inventory is listed and described on Schedule 1.1(a)(i);

     (ii) Equipment and Other Tangible Property. All vehicles, equipment, tooling, machinery, furniture, supplies, tools, dies, jigs, molds, patterns, drawings and all other tangible personal property (including all spare parts therefor) used in or intended for use in the operation of the Seller's Business and owned by Seller (collectively, the "Equipment"), and all warranties and guarantees, if any, express or implied, existing for the benefit of Seller with respect to the Equipment. All of the Equipment is listed and described on Schedule 1.1(a)(ii);

     (iii) Records. All records, financial and non-financial, relating to present and past operating history of Seller's Business in the possession of Huffy, Hufco and/or Seller;

     (iv)  Contracts.  All outstanding employment
agreements, customer orders, lists, contracts for goods, supplies, materials, equipment, tooling, machinery, prepayments or other items used in the operation of Seller's Business, to which Seller is a party or a beneficiary thereof and which have benefit to Seller's Business after the Closing. All of such items are listed and described on Schedule 1.1(a)(iv);

     (v)  Real Property.  Subject to the provisions of
Exhibit 1.1(a)(v) with respect to the Harrisburg, Pennsylvania property described therein, the fee simple interests in the real property, including all buildings, structures, fixtures and improvements located therein owned by Seller, all of which are described on Schedule 1.1(a)(v) (the "Owned Real
Property"), and the leasehold interests in the real property leased by Seller in the operation of Seller's
Business, including all buildings, structures, fixtures and improvements located therein (the "Leased Real
Property"). The Owned Real Property (which for purposes of this Agreement includes the real property owned by TTL) and the Leased Real Property are hereinafter collectively referred to as the "Real
Property". All of the Real Property is listed and described on Schedule 1.1(a)(v);

     (vi)  Intangible Assets.  All intangible assets of
Huffy and Hufco relating to Seller's Business (which assets will be contributed to the capital of Seller on or prior to the Closing Date), and of Seller relating to its past, current and presently contemplated future products for its business and all of Seller's right, title and interest in and to the patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, trade names, copyrights, copyright registrations, copyright applications, franchises, permits, licenses, processes, formulas, inventions, trade secrets and royalties
(including any rights to sue for breach or past infringement) relating to Seller's Business, including, but not limited to, all rights possessed by Seller in the names "True Temper" and "True Temper Hardware
Company." All of such intangible assets are listed and described on Schedule 1.1(a)(vi);

     (vii) Governmental Permits and Licenses. All permits, licenses, consents and any other forms of governmental approval possessed by Seller, to the extent assignable, as have been or are required or are appropriate for the operation of Seller's Business as it is and during the year prior to the date hereof has been operated. All of such governmental permits and licenses are listed and described on Schedule
1.1(a)(vii);

     (viii)  Goodwill.  All goodwill related to the
operation of Seller's Business;

     (ix)  Accounts Receivable.  All accounts
receivable of Seller in existence on the Closing Date, including all notes, bonds and other evidences of such accounts receivable (collectively, the "Accounts
Receivable");

     (x) Cash/Prepaid Expenses. The cash held in the cash accounts of Seller listed and described on
Schedule 1.1(a)(x), and all prepaid expenses of Seller in existence as of the Closing Date, which have benefit to Seller's Business after the Closing. Such Schedule
1.1(a)(x) also includes the cash accounts of TTL;

     (xi)  MIS and Materials.  To the extent
assignable, all management information systems and software, and customer, subscriber and vendor lists, catalogs, research material, technical information, technology, specifications, designs, drawings, processes, and quality control data;

     (xii) Bank Accounts. All bank accounts of Seller listed on Schedule 1.1(a)(xii), including the bank accounts receiving payments of all Accounts Receivable;

     (xiii)  Stock of Subsidiary.   All of the
outstanding capital stock of Seller's Affiliate, True
Temper Limited, a limited corporation organized and existing under the laws of the Republic of Ireland
("TTL"), owned by Seller;

     (xiv) Warranties. To the extent assignable by Seller, all warranties (express or implied) related to the operation of Seller's Business; and

     (xv) Other Assets. All other assets of Seller used or useful in the operation of Seller's Business, including but not limited to the assets associated with the Assumed Plans (as such term is defined in Section
2.24 below).

     (b) Sale of TTL Stock. Huffy, upon the terms and conditions set forth in this Agreement, hereby agrees to sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase and accept, on the Closing Date, all of Huffy's right, title and interest in all shares of capital stock of TTL owned by Huffy (the "Huffy TTL Shares") free of any Liens except
Permitted Liens.  The Huffy TTL Shares and the Seller
Assets are collectively referred to herein as the "Assets".

     (c)  Excluded Assets.  Notwithstanding the
provisions of Section 1.1(a) hereof, Seller is not selling and Purchaser is not purchasing or assuming obligations with respect to the following (collectively the "Excluded Assets"):

     (i)  any equity interest in Seller;

     (ii)  any assets listed on Schedule 1.1(c); and

     (iii) all accounts receivable due to Seller from any of its Affiliates other than TTL.

     (d) Liabilities. Purchaser shall assume on the Closing Date on behalf of Seller the following specific liabilities:

     (i) All accounts payable of Seller in existence on the Closing Date, in each case only to the extent such liabilities and obligations (1) have been incurred in the ordinary course of Seller's Business, (2) have been incurred in a manner and amount consistent with past practice, and (3) are unpaid and due and owing as of the opening of business on the Closing Date, except for accounts payable by Seller to any of its Affiliates other than TTL;

     (ii) All other trade liabilities relating to the operation of Seller's Business as may be agreed upon between the parties hereto and which are described specifically on Schedule 1.1(d)(ii); and

     (iii)  Those specific liabilities listed and
described on Schedule 1.1(d)(iii).

     (e) Employer Liabilities. As further described in Section 4.17, Purchaser will make an offer of employment at substantially the same rate of base wage or salary to those employees of Seller identified on
Schedule 1.1(e) (which Schedule shall be delivered on or prior to Closing) to become employees of Purchaser commencing on the Closing Date. Purchaser at such time shall hire all such employees who accept such offer of employment. Except for the limitation on Seller's liability for certain "Permitted Termination Costs"
(pursuant to the terms of Section 4.21 and as defined therein) Seller shall remain liable for all employee wages, salaries, vacation, sick, holiday, disability or severance pay, retirement and welfare benefits and all other employee benefits and costs (including all liabilities under the Benefit Plans (as defined below)) for: (i) each employee of Seller or TTL who does not accept employment with Purchaser, (ii) each other employee of Seller or TTL, to the extent that such liability is attributable to service with Seller or TTL; provided, however, that Purchaser will assume certain Benefit Plans or portions of certain Benefit
Plans (the "Assumed Plans") as specifically identified in Schedule 2.24(f).

     (f) Passage of Title to TTL Stock. The time and location of the filing of the necessary documents required under Irish law and regulations to record the transfer of the TTL capital stock sold hereunder shall constitute the time and place of title transfer of the TTL capital stock. The parties shall cause such filing to occur on the Closing Date.

     Section 1.2  (a)  Seller's Liabilities.  Except as
set forth specifically in this Agreement, Purchaser is not (i) by reason of its purchase of the Assets, (ii) by reason of any other act or failure to act on its part in connection with the transactions contemplated by this Agreement, or (iii) for any other reason assuming any liabilities or obligations of Seller whatsoever and shall not become liable in any manner for any liabilities or obligations of Seller. Without limiting the generality of the foregoing, and without regard to whether any law, governmental authority, or other third party may impose any liability of Seller, in whole or in part, on Purchaser, Purchaser does not assume, and Seller shall continue to be liable for, all liabilities and obligations, fixed or contingent, known or unknown, (including, without limitation, product liability claims arising from any injury to person or property (x) occurring or alleged to have occurred prior to the date ten months after the Closing Date and/or (y) occurring or alleged to have occurred at any time if such injury is related to Snow Boards and Saucers, as such term is defined in Section 4.24 below, manufactured or sold by Seller) not otherwise assumed by Purchaser under this Agreement.

     (b) Purchaser's Liabilities. Other than the indemnity obligations of Huffy, Hufco and Seller contained in Article X of this Agreement or as may arise from the exercise by Purchaser of rights or remedies pursuant to this Agreement, or which may be available to Purchaser in law or in equity, Seller is not by reason of its sale of the Assets assuming any liabilities of Purchaser whatsoever and shall not become liable in any manner for any liabilities of Purchaser except as specifically contemplated in this Agreement. Without limiting the generality of the foregoing with respect to product liabilities, Seller does not assume, and Purchaser shall be liable for, any product liability claims with respect to which the alleged injury to person or property giving rise to a particular product liability claim took place on or after the date ten months after the Closing Date, except for liabilities described in Section 1.2(a)(y) above which Seller specifically retains.

     (c) Assumed Contracts, Purchase Orders, Leases, etc. On the Closing Date, Purchaser shall assume and agree to pay or perform, as the case may be, all obligations accruing after the Closing Date with respect to those contracts, purchase orders, leases of real and personal property and other obligations which are set forth on Schedule 1.2(c) hereto only to the extent that such contracts, purchase orders, leases and other obligations are properly assigned to Purchaser and Purchaser receives the benefits under such contracts, purchase orders, leases and obligations
(collectively with the other liabilities assumed by Purchaser pursuant to Sections 1.1(d) and 1.1(e), and liabilities assumed pursuant to the acquisition of the outstanding capital stock of TTL, the "Assumed
Liabilities"). Notwithstanding any provision herein or elsewhere to the contrary, Purchaser is not assuming, nor shall it be deemed to have assumed, any liability or obligation of Seller, Hufco or Huffy of any kind or nature, except for the Assumed Liabilities.
Notwithstanding the foregoing, all executory contracts with third parties set forth on Schedule 1.2(c) shall be assigned by Seller and assumed by Purchaser, but only with respect to the executory portions thereof such that Purchaser shall be obligated to render any performance required by such contracts arising after the Closing Date, but any obligations or liabilities accruing under such contracts arising prior to the Closing Date shall remain solely the responsibility of Seller.

     Section 1.3  Purchase Price.  As full payment for
the Assets, and Huffy's, Hufco's and Seller's non-competition covenants as set forth in Article XI hereof, Purchaser shall (i) pay a purchase price of $100,000,000 (the "Initial Purchase Price") subject to adjustment as provided in Sections 1.4 and 1.5 hereof
(the Initial Purchase Price, as so adjusted, the "Purchase Price") and (ii) assume the Assumed
Liabilities. The Purchase Price shall be payable to Seller as follows:

     (a)  At the Closing, on the Closing Date,
Purchaser shall pay to Seller an amount equal to the Initial Purchase Price, as adjusted pursuant to Section
1.4 of this Agreement, less the $2,500,000 referred to in Section (b) of this Section 1.3, in immediately available funds to an account designated in writing by Seller to Purchaser at least two business days prior to the Closing Date.

     (b)  At the Closing, on the Closing Date,
Purchaser shall pay from the Purchase Price, in immediately available funds, an amount equal to $2,500,000 (the "Escrowed Funds") to the escrow agent
(the "Escrow Agent") named in the Escrow Agreement between Purchaser and Seller, substantially in the form attached hereto as Exhibit A (the "Escrow Agreement").
The Escrowed Funds shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement which will provide, inter alia, that the Escrowed Funds shall be available to Purchaser in order to satisfy the indemnification obligations of Huffy, Hufco or Seller to Purchaser pursuant to the provisions of Article X hereof.

     (c) The balance of the Purchase Price shall be payable to Seller as set forth in Section 1.5 hereof.

     Section 1.4  Closing Date Purchase Price
Adjustment.   At least two business days prior to the
Closing Date, Huffy and Seller shall provide Purchaser with a consolidated balance sheet of Seller and TTL
("Seller's Preliminary Consolidated Balance Sheet") together with a schedule of Seller's Preliminary Net
Assets (as defined in this Section 1.4) as of the close of business on the last day of Seller's most recent fiscal month for which financial statements are available (provided that such month ends on a date not more than 45 days prior to the Closing Date), which schedule shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of prior interim financial statements of Seller's Business, except as otherwise set forth on Exhibit 1.4 hereto
(the "Preliminary Closing Date Net Assets Schedule").
To the extent the Preliminary Net Assets shown on the Preliminary Closing Date Net Assets Schedule exceeds
$76,859,000, such excess amount shall be paid to the Seller by Purchaser at the Closing as additional
Purchase Price.  To the extent such Preliminary Net
Assets shown on the Preliminary Closing Date Net Assets
Schedule is less than $76,859,000, such deficiency shall be deducted from the Purchase Price to be paid to the Seller by Purchaser at the Closing. For the purposes of this Section 1.4, "Preliminary Net Assets" shall mean Seller's and TTL's consolidated total assets minus their consolidated total current liabilities as reflected on Seller's Preliminary Consolidated Balance
Sheet.

     Section 1.5 Post Closing Purchase Price
Adjustment.

     (a)  Within 90 days following the Closing Date,
Purchaser shall prepare and deliver to Seller a consolidated balance sheet of Seller and TTL as of the close of business on the day before the Closing Date
(the "Closing Date Consolidated Balance Sheet") together with a schedule of Seller's Closing Date Net
Assets as of the close of business on the day before the Closing Date (the "Closing Date Net Assets
Schedule") which Closing Date Net Asset Schedule has been audited (at Purchaser's expense) by Purchaser's independent auditor, Ernst & Young LLP (whose procedures shall include observing the taking of a physical inventory) in accordance with Exhibit 1.4 hereto and generally accepted accounting principles applied on a basis consistent with those used in the preparation of prior interim financial statements of Seller's Business and Exhibit 1.4 hereto. For purposes of this Section 1.5, "Seller's Closing Date Net Assets" shall mean Seller's and TTL's total consolidated assets minus their total consolidated current liabilities as reflected on Seller's Closing Date Consolidated Balance
Sheet.

     (b) Within 30 days after Seller's receipt of the Closing Date Net Assets Schedule, Seller shall deliver to Purchaser a written report ("Seller's Report") setting forth, in reasonable detail and with reasonable specificity as to each item, any amounts included in Seller's Closing Date Net Assets which Seller disputes and Seller's proposed alternative thereto.

     (c) Purchaser and Seller shall permit the other and the other's representatives, during normal business hours, at the other's expense, to have full and complete access to, and to examine, all work papers of or relating to the business for the periods prior to the Closing which are in its possession, and which work papers and schedules are necessary or appropriate to prepare and/or review the Closing Date Net Assets
Schedule.

     (d)  If Seller disagrees with the Seller's Closing
Date Net Assets shown on the Closing Date Net Assets
Schedule and has timely delivered Seller's Report, and such disagreement cannot be resolved by Purchaser and Seller within 30 days after Purchaser's receipt of Seller's Report, either party, by written notice to the other, may elect to have any such disagreement tendered to and resolved by a firm of independent certified public accountants of recognized national standing
("Accountant") to make a determination as to the subject matter of such disagreement, which determination shall be final and binding on the parties hereto for the purpose of this Agreement, and Purchaser and Seller shall each pay one-half the fees and expenses charged by such Accountant. If Purchaser and Seller are unable to agree on the Accountant within the 30 day period, then the Accountant shall be PricewaterhouseCoopers (Pittsburgh, Pa. office), (an accounting firm which both Purchaser and Seller represent to be independent). The Accountant shall be instructed to use every reasonable effort to perform its function within 30 days following submission of the matter to it and, in any case, as soon as practicable after such submission to it. The Accountant shall be limited to deciding each such disagreement in an amount which shall be equal to or in between the amounts proposed by Seller and Purchaser, and no more and no less.

     (e) Once the parties agree upon or otherwise arrive at the Seller's Closing Date Net Assets as shown on the Closing Date Net Assets Schedule ("Agreed Net
Assets Amount"), the Agreed Net Assets Amount shall be compared to the Preliminary Net Assets shown on the Preliminary Closing Date Net Assets Schedule
("Preliminary Net Assets Amount").  To the extent the
Agreed Net Assets Amount exceeds the Preliminary Net
Assets Amount, such excess amount shall be paid to Seller by Purchaser as additional Purchase Price within ten days following such determination. To the extent the Agreed Net Assets Amount is less than the Preliminary Net Assets Amount, such deficiency shall be repaid to Purchaser by Seller within ten days following such determination as a reduction of the Purchase
Price.

     Section 1.6   Receivables Adjustment.  (a) Within
five business days after the Closing Date, Purchaser shall deliver to Seller a true, correct and complete schedule of all aged Accounts Receivable as of the close of business on the day before the Closing Date, which will include the account debtor thereof, the invoice date thereof and the face amount of each such Account Receivable. Purchaser shall in good faith use commercially reasonable efforts following the Closing
Date to collect the Accounts Receivable. Such efforts shall include without limitation the following through September 30, 1999: Purchaser shall continue to employ substantially the same number of employees, of similar skills and experience, to administer accounts receivable collections as Seller presently employs to administer Seller's collection of accounts receivable and shall cause such employees to continue to administer the collection of the Accounts Receivable after the Closing utilizing substantially the same procedures and exercising substantially the same standard of care as they presently utilize and exercise on behalf of Seller.

     (b)  (i)  In the event any particular Account
Receivable or portion thereof remains unpaid for a period of more than 70 days after its payment due date, it shall be deemed a "Reverted Receivable". At such time as the cumulative amount of Reverted Receivables exceeds the allowance for bad debts contained on the Closing Date Consolidated Balance Sheet ("Excess
Reverted Receivables"), Seller shall be obligated to pay Purchaser an amount equal to 95% of the face value of such Excess Reverted Receivables, such payments to be made monthly on or before the tenth day of the month following the month in which an Account Receivable became an Excess Reverted Receivable; provided, however, that in the event and at such time the cumulative, aggregate difference between 95% of the face value of the Reverted Receivables and 100% thereof reaches $25,000, then Seller shall thereafter be obligated to pay Purchaser 100% of the face value for Excess Reverted Receivables.

     (ii) In the event that (A) a customer shall be entitled to an allowance for customer deductions, an accrual for cash discounts or sales, a volume rebate accrual or an accrual for co-op advertising allowance
(each, individually, an "A/R Accrued Liability" and collectively, the "A/R Accrued Liabilities"), (B) such
A/R Accrued Liability is reflected on the Closing Date
Consolidated Balance Sheet, and (C) such customer makes such deduction from, or applies such discount, rebate or allowance to an Accounts Receivable, the provisions of Section 1.6(b)(i) hereof shall be unaffected;
provided, however, that in the event such deduction, discount, rebate or allowance is not reflected on the Closing Date Consolidated Balance Sheet, or is in excess of any applicable A/R Accrued Liability reflected therein, the excess over any such applicable reflected A/R Accrued Liability shall thereafter constitute a Reverted Receivable (in the amount of such excess) for purposes of Section 1.6(b)(i).

     (c) Upon the payment to Purchaser by Seller as specified in Section 1.6(b) above, all Reverted
Receivables shall become the property once more of Seller. However, Purchaser shall continue to administer the collection of such Reverted Receivables as Seller's collection agent, and to the extent
Purchaser successfully collects any such Reverted
Receivables, Purchaser shall be obligated to remit to Seller an amount equal to 95% of the face value of such collected Reverted Receivables (retaining 5% thereof as a collection commission), such payments to be made monthly on or before the tenth day of the month following the month in which such Reverted Receivables were collected by Purchaser.

     (d)  For purposes of this Section 1.6, any amounts
Purchaser receives which are generally attributable to the Accounts Receivable but are not identified by the payor as applying to a specific invoice shall be credited against such payor's open invoices in date order (i.e., against the oldest open invoices first).

     Section 1.7  Allocation of Purchase Price.

     (a) Purchaser and Seller agree that Purchaser and Seller shall allocate the sum of the Purchase Price and the Assumed Liabilities, including for purposes of this
Section 1.7 any adjustments to the Purchase Price or Assumed Liabilities, among the Assets and the covenant not to compete (set forth in Article XI of this Agreement) as of the Closing Date on Internal Revenue
Service ("IRS") Form 8594, in accordance with Section
1060 of the Internal Revenue Code of 1986, as amended
(the "Code") and the regulations promulgated thereunder. The allocation described in the preceding sentence shall be determined on behalf of Purchaser and Seller by Valuation Resources which shall base such allocation on the agreed fair market value of the Assets and the aforesaid covenant not to compete as of the Closing Date. The allocation described herein shall be set forth in Schedule 1.7. Purchaser and Seller shall each bear one-half of the cost of the valuation performed by Valuation Resources.
Notwithstanding such valuation, for purposes of real estate conveyances the assessed values on the applicable public real estate tax records shall be used in computing any conveyance fees or taxes.

     (b) Purchaser and Seller shall timely file with the appropriate tax authorities copies of the IRS Form
8594 and shall use the allocation set forth therein and in Schedule 1.7 in the preparation of IRS Form 8594 and of all Tax Returns (as defined in Section 2.31(c) of this Agreement) (including any attachments thereto) and for all other tax purposes. In the event any party hereto receives notice of an audit in respect of the allocation of the Purchase Price specified herein, such party shall notify the other party in writing as to the date and subject of such audit as promptly as reasonably practicable.

     (c)  If any Tax Return filed by Purchaser or
Seller relating to the transactions contemplated hereby is challenged by the tax authority with which such Tax
Return was filed on the basis of the allocation set forth in Schedule 1.7, as finally adjusted, the filing party shall assert in good faith the validity and correctness of such allocation and such party shall not agree to any adjustment to the allocation set forth in
Schedule 1.7 or on the IRS Form 8594 without obtaining the prior written consent of the other party (which consent shall not be unreasonably withheld). If any such Tax Return is challenged as herein described, the party filing such Tax Return shall keep the other party apprised of its decisions and the current status and progress of all administrative and judicial proceedings, if any, that are undertaken at the election of such party with respect thereto.

     (d) Any adjustment to the Purchase Price or the Assumed Liabilities pursuant to this Agreement shall result in an appropriate adjustment to the allocation set forth in Schedule 1.7 and the IRS Form 8594.

     (e)  If either party (including permitted
successors and assigns thereof) to this Agreement defaults under this Section 1.7, it shall pay as damages to the other party, so long as such other party is not in default under this Section 1.7, an amount which, after reduction for all taxes which would be incurred (calculated at the highest marginal rate applicable in the relevant jurisdiction) as a result of receiving said amount, is equal to the result (but not less than zero) of subtracting the amount in (ii) below from the amount in (i) below:

     (i)  the total amount of income, franchise,
transfer, sales or gains taxes (calculated at the highest marginal rate applicable in the relevant jurisdictions and including interest and penalties) payable to all jurisdictions imposing such taxes upon the nondefaulting party with respect to the transactions contemplated hereby, and

     (ii) the total amount of such taxes which would have been incurred (calculated at the highest marginal rate applicable in the relevant jurisdictions and including interest and penalties) and payable to all jurisdictions imposing such taxes upon the nondefaulting party with respect to the transactions contemplated hereby, if such taxing jurisdictions had accepted the allocations specified in the Schedule 1.7.

                     ARTICLE II
         Representations , Warranties and Certain
          Agreements of Seller,
                   Hufco And Huffy

     Seller, Hufco and Huffy, jointly and severally, hereby make the following representations, and warranties to and agreements with Purchaser, its successors and assigns:

     Section 2.1  Organization.

    (a) Seller, Hufco and Huffy are each a corporation duly organized, validly existing and in good standing under the laws of the state of its respective incorporation, duly authorized to carry on the business presently conducted by it. Seller is qualified to do business in the jurisdictions listed on Schedule 2.1(a) and is not required to be qualified to do business in any other jurisdiction where the failure to be so qualified would have a Material Adverse Effect (as such term is defined in Section 2.29 below).

     (b)  TTL is a corporation duly organized and
validly existing under the laws of the Republic of Ireland, and is duly authorized to carry on the business presently conducted by it. TTL is qualified, licensed or otherwise authorized to do business in the jurisdictions listed on Schedule 2.1(b) and is not required to be so qualified, licensed or otherwise authorized to do business in any other jurisdiction where the failure to be so qualified would have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of TTL are owned by Seller and Huffy free and clear of all Liens except
Permitted Liens. There are no outstanding options, warrants, convertible or exchangeable securities or other rights to purchase shares of capital stock of TTL.

     Section 2.2  Authority and Enforceability.
Seller, Hufco and Huffy have the full right, power, legal capacity and authority to sell and transfer the Assets, free and clear of any statutory, contractual or other limitation except as otherwise set forth in this Agreement or any Schedule hereto, and to enter into and perform their respective obligations under this Agreement. The execution, delivery and performance by Seller, Hufco and Huffy of this Agreement and any other agreements contemplated hereby and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by Hufco as the sole shareholder of Seller, by Huffy as the sole shareholder of Hufco and the majority shareholder of TTL and by the Board of Directors of Seller. No other corporate or stockholder action is necessary for the authorization, execution, delivery and performance by Seller, Hufco or Huffy of this Agreement and any other agreements between the parties contemplated hereby and the consummation by Seller, Hufco and Huffy of the transactions contemplated hereby or thereby. This
Agreement has been duly executed and delivered by Seller, Hufco and Huffy and constitutes a valid and legally binding obligation of Seller, Hufco and Huffy, enforceable against each of them in accordance with the terms hereof.

     Section 2.3  Financial Statements.  Except as set
forth on Schedule 2.3, the unaudited consolidated balance sheets of Seller and TTL, at December 31, 1997 and 1998, and unaudited statements of income for the two years ended December 31, 1997 and December 31,
1998 (the "Annual Financial Statements"), copies of which have been previously delivered to Purchaser, and the internally generated consolidated financial statements of Seller and TTL delivered following the date hereof pursuant to Section 4.3(q) hereof (the
"Interim Financial Statements" and together with the Annual Financial Statements, the "Financial
Statements") are true and correct and have been prepared from the books and records of Seller and TTL
(as the case may be) in accordance with generally accepted accounting principles consistently applied
(except as set forth in Exhibit 1.4 hereto), the balance sheets contained in the Financial Statements fairly present in all material respects the financial position of the business as of their respective dates and set forth in full and reflect all liabilities of such business as of such dates; the income statements fairly present in all material respects the results of the operations of such business for the periods indicated and covered thereby; the inventory valuations are based upon pricing the inventories at the lower of cost or market in accordance with generally accepted accounting principles consistently applied (except as set forth in Exhibit 1.4 hereto), with all obsolete or unusable or not readily saleable inventories having been either eliminated, properly written down or reserved against; there are no liabilities against Seller or TTL required to be reflected or reserved against in the balance sheets according to generally accepted accounting principles, consistently applied, that are not so reflected or reserved. Since December
31, 1998, no liabilities or obligations have been incurred by Seller or TTL except for liabilities and obligations (absolute, accrued, contingent or otherwise) incurred in the ordinary course of business and consistent with past practice.

     Section 2.4  Pending Claims.  Except as set forth
in Schedule 2.4:

     (a) there is no litigation, suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental investigation pending or, to Seller's knowledge threatened, against Seller or TTL relating to the Assets (including without limitation, the assets of TTL) or the Seller's Business or TTL and there are no unasserted claims possible of assertion involving Seller's Business or the Assets (including without limitation, the assets of TTL) of which Seller has notice or knowledge;

     (b)  there are no audits by a governmental
authority, claims for unpaid taxes of any kind, or other similar actions, proceedings or disputes pending or, to Seller's knowledge, threatened against or affecting Seller's Business;

     (c) there are no unpaid judgments of any kind against Seller, Hufco, Huffy or TTL relating to their respective businesses or the Assets (including without limitation, the assets of TTL);

     (d) there are no business entities with which Seller, Huffy and/or Hufco have had discussions or negotiations during the past two years regarding a possible merger or other business combination with or acquisition of Seller or TTL which, to Seller's, Huffy's or Hufco's knowledge could result in any liability to Purchaser;

     (e)  none of Seller, Hufco, Huffy or TTL is
charged with or, to such corporations' knowledge threatened, with a charge or violation or, to such corporations' knowledge, is it under investigation with respect to any alleged violation of any provision of any federal, state, local or foreign law or administrative ruling or regulation relating to any aspect of its business or the Assets including without limitation the assets of TTL.

     Section 2.5  Legal Compliance.  Except as set
forth in Schedule 2.5, since November 7, 1990 in the case of Seller and since June 7, 1991 in the case of TTL, each of Seller and TTL has conducted, and is presently conducting, its business in material compliance with all applicable U.S., state, local and foreign laws, statutes, ordinances, rules and regulations. None of Seller, Hufco, Huffy or TTL is in violation of any term of any judgment, writ, decree, injunction or order entered by any court or governmental authority (domestic or foreign) and outstanding against any of them with respect to any of the Assets including without limitation the TTL Assets
(as defined in Section 2.34(a)).

     Section 2.6  Title to Assets.  Except as set forth
in Schedule 2.6: (i) Seller is the sole and exclusive owner of, and has good and marketable title to, all of the Assets, wherever located, free and clear of all liens, mortgages, pledges, claims, encumbrances or other charges or any other restriction of any kind or nature (collectively, "Liens"), except for taxes which are a Lien but are not yet due and payable and except, in the case of the Real Property, for easements, restrictions, covenants and other matters of record which, singly and in the aggregate, do not and after the Closing will not have a Property Material Adverse
Effect (as such term is defined in Section 2.32(k) of this Agreement) or, in the case of all other Assets, any Liens expressly accepted by Purchaser in writing
(Liens covered by the foregoing exceptions are referred to as "Permitted Liens" in this Agreement); and (ii) no other person, firm or corporation has or will have on the Closing Date any interest whatsoever in any of the Assets.

     Section 2.7  Condition of Assets.  Except as set
forth on Schedule 2.7, all Assets, including without limitation, all Equipment, having a net book value in excess of $25,000 are in good state of repair, in sound operating condition, ordinary wear and tear excepted, and have been given regular maintenance in the ordinary course of business. Schedule 2.7 also contains an itemized list of all idled fixed assets (including without limitation all fixed assets not currently in use in the ordinary course of Seller's Business) having a net book value in excess of $25,000.

     Section 2.8  Leases.  Except as may be set forth
in Schedule 2.8, neither Seller nor TTL is a lessee of any personal property under any lease agreement covering property not owned by Seller or TTL (as the case may be), and in connection with all leases set forth in such Schedule, no shareholder nor any officer, director or key employee of Seller or TTL, nor any spouse, child or relative of any of these persons owns or has any interest, directly or indirectly, in any of the personal property leased to Seller or TTL (as the case may be). All leases listed in Schedule 2.8 are valid and in full force and effect, and there does not exist any default or event that with notice or lapse of time, or both, would constitute a default or event of acceleration under any of these leases.

     Section  2.9  Inventory.  The Inventory being
transferred on the Closing Date (including without limitation, Inventory included in the TTL Assets (as defined below)) consists of items of a quality and quantity useable or salable in the ordinary course of business of Seller or TTL (as the case may be), except as reserved for in the Financial Statements. The
Inventory (including without limitation, Inventory included in the TTL Assets) is not subject to any material write-down or write-off for which appropriate reserves have not been included in the Financial
Statements. Schedule 1.1(a)(i) of this Agreement sets forth the location of all Inventory, including without limitation, Inventory included in the TTL Assets, and Inventory located in public or off-site warehouses, the Owned Real Property, the Leased Real Property, or otherwise. Schedule 1.1(a)(i) to this Agreement further sets forth, as to all Inventory (including without limitation, Inventory included in the TTL
Assets) located in public or off-site warehouses, a reasonably detailed summary description of Seller's or TTL's other property (as the case may be) arrangements with each such warehouse.

     Section 2.10  Other Property.  Schedule 1.1(a)(ii)
to this Agreement is a complete and accurate list of all other property related to Seller's Business not otherwise listed, except for office supplies and other items having an individual book value of less than $5,000. Except as set forth on Schedule 1.1(a)(ii), all property described thereon is situated at one of the locations set forth on Schedule 1.1(a)(v). Except as stated in Schedules 2.8, 1.1(a)(ii), or 1.1(a)(iv), no personal property used by Seller or TTL in connection with Seller's Business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in the possession of Seller or TTL
(as the case may be).

     Section 2.11 Customers.  Schedule 2.11 to this
Agreement is a correct and current list, in all material respects, of all material customers and suppliers of Seller's Business as of a recent date
(which date is specified on such Schedule). None of Seller, Hufco, Huffy or TTL has received any communication from any material customer or supplier of any intention to terminate or materially reduce purchases from, or supplies to, Seller, TTL or Seller's
Business, or otherwise has any knowledge that any material customer has any intention of so doing.

     Section 2.12  No Breach or Violation.  Except as
set forth on Schedule 2.12, the execution, delivery and performance of this Agreement and any other agreements contemplated hereby between the parties hereto by Seller, Hufco or Huffy and the consummation of the transactions contemplated by this Agreement or any other agreements contemplated hereby will not (i) result in or constitute a breach or an event that, with notice or lapse of time or both, would be a default, breach or other violation of the articles of incorporation or code of regulations (or similar charter documents) of Huffy, Hufco, Seller or TTL; (ii) violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court or administrative order, writ, judgment or decree applicable to Seller, TTL, Seller's Business or any of the Assets or the TTL
Assets, or (iii) with or without the giving of notice or the lapse of time or both (x) violate or conflict with, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Seller or TTL under, or (y) result in the creation of any Liens upon all or any portion of the properties, assets (including the Assets and the TTL Assets) or business of Seller or TTL pursuant to, the articles of incorporation or code of regulations (or similar charter documents) of Seller or TTL, or any indenture, mortgage, deed of trust, lease, agreement, contract or instrument to which Seller or TTL is a party or by which Seller, TTL or any of their respective properties, assets (including the Assets and the TTL Assets) or business is bound.

     Section 2.13  Interest in Customers, Suppliers and
Competitors. Except as set forth on Schedule 2.13, none of Seller, TTL, or any officer, director or key employee of Seller or TTL, or any spouse, child or any Affiliate of any of them, has any direct or indirect ownership interest in any competitor, supplier or customer of its business or in any person from whom or to whom Seller or TTL leases any real or personal property, or in any other person with whom Seller or TTL is doing business, except for interests of less than 2% held in publicly traded companies.

     Section 2.14  Corporate Documents.  Seller has
furnished to Purchaser for its examination true and correct copies of the following:

     (i) the articles of incorporation and code of regulations of Seller and the Certificate of Incorporation and the Memorandum and Articles of Association of TTL;

     (ii) the minute books of Seller and TTL for the period commencing January 1, 1997, containing all records required to be set forth of all proceedings, consents, actions and meetings of shareholders and the board of directors (including committee meetings) of Seller and TTL; and

     (iii) all current permits, orders and consents which are in effect with respect to Seller's Business, and all applications for such permits, order and consents.

     Section 2.15  Year 2000 Compliance.

     (a)  Schedule 2.15 hereto describes (i) all
projects which Seller has completed prior to the date hereof (the "Completed Y2K Projects") in order to ensure that the Computer Products (as defined below) contain Year 2000 Capabilities (as defined below), and
(ii) Seller's internal projects and budgeted expenses for 1999 (the "Projected Y2K Plans and Budgets") in order to ensure that the Computer Products contain Year
2000 Capabilities. The Projected Y2K Plans and Budgets may reasonably be completed, installed and in operation prior to December 31, 1999 assuming that Seller continues to perform in accordance with the Projected
Y2K Plans and Budgets prior to Closing and that Purchaser completes the Projected Y2K Plans and Budgets following the Closing, in accordance with the terms thereof. Except as set forth on Schedule 2.15, following the completion, installation and operation of the Projected Y2K Plans and Budgets, all computer hardware and software or other systems owned, licensed or used by Seller or TTL (collectively, "Computer
Products") will, at no additional cost to Purchaser (i) be designed for use prior to, during and after the calendar year 2000 A.D., (ii) operate during each such time period without error relating to date data and date-dependent data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century, (iii) not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century, (iv) properly perform date data century recognition calculations which accommodate same century and multi century formulas and date values and date data interface values that reflect the century; and (v) will include Year 2000 Capabilities.

     (b)  For the purposes of this Agreement, "Year
2000 Capabilities" means that each Computer Product which is material to the operations of Seller's
Business: (i) manages and manipulates data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormality ending scenario within the application or generate incorrect values or invalid results involving such dates; (ii) provides that all date-related user interface functionalities and data fields include the indication of century; and (iii) provides that all date-related data interface functionalities include the indication of century.

    (c) Schedule 2.15 contains the test results for the "Year 2000 Capabilities" testing completed for Seller's Computer Products.

     (d) Seller makes no representation or warranty as to its vendors' or retailers' Year 2000 Capabilities and except as set forth on Schedule 2.15, Seller has received no written notice from any such vendors or retailers indicating they will not be Year 2000 compliant.

     Section 2.16  Zoning.   Except as disclosed on
Schedule 2.16, Seller's Business, as conducted on the Closing Date, and all current uses of the Owned Real
Property and Leased Real Property do not conflict and/or are presently in compliance with applicable foreign, federal, state or local laws, ordinances, regulations, orders or zoning laws and therefore do not interfere with or prevent, in any manner which would have a Property Material Adverse Effect on its continued use for the purposes for which it is being used; provided, however, that no representation is made with respect to the effect of destruction of, or change in the nature or discontinuance of the use of, any part of the Real Property the current use of which is a permitted nonconforming use under any applicable zoning ordinance.

     Section 2.17 OSHA and Similar Statutes. Other than as described on Schedule 2.17, Seller's and TTL's respective operations and properties, as such relate to Seller's Business, are presently in material compliance with all applicable Occupational Safety and Health
Administration ("OSHA"), Americans with Disabilities
Act, Family and Medical Leave Act, Fair Labor Standards
Act, Title VII of the Civil Rights Act, the Age
Discrimination in Employment Act, and similar applicable foreign rules, regulations and laws and neither Seller nor TTL has received any notice of any potential occupational safety and health problem in connection with the operations or properties of Seller or TTL.

     Section 2.18  Intellectual Property.  All U. S.
and foreign intellectual property owned by or licensed to Seller and TTL, including without limitation, all license agreements relating to patents and/or inventions, and all patents and patent applications, all copyrights, trademarks (whether registered or unregistered) and trade names owned by or licensed to Seller or TTL which are of any value or importance to its business or which it is authorized to use in the production or marketing of any products now produced or proposed to be produced by Seller or TTL (collectively, the "Intellectual Property") are listed in Schedule
2.18, and to the extent indicated therein have been duly registered in, filed in or issued by the United
States and foreign Patent Offices or other appropriate governmental office. Except as set forth in Schedule
2.18, except for any residual rights retained by the owners of any third party-owned Intellectual Property licensed to Seller or TTL (all of which are described on Schedule 2.18), Seller or TTL ( as the case may be) are the only persons entitled to use the Intellectual
Property, free and clear of any claims or demands of any other person. Except as noted above, Seller or TTL does not use any of the Intellectual Property by consent of any other rightful owner thereof and there are no attachments, liens or encumbrances thereon.
Except as set forth on Schedule 2.18, (i) Seller or TTL does not pay any licensing fee, royalty or other payment to any other person or entity with respect to any of the Intellectual Property or the use thereof, and (ii) Seller's or TTL's right to use and transfer any and all of the Intellectual Property is perpetual and unrestricted. Except as set forth on Schedule
2.18, there are no claims or demands of any other person, firm or corporation pertaining to any of the Intellectual Property and no actions or proceedings which have been instituted or are pending or, to the best of Seller's knowledge, threatened, which challenge the validity of, or the rights of Seller or TTL with respect thereto, and, to the best of Seller's knowledge, no Intellectual Property infringes or is being infringed by others or is subject to any outstanding order, decree, judgment or stipulation.

     Section 2.19  Environmental Matters.

     (a) Definitions:

      "Environmental Authority" means any governmental or regulatory body, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private) having jurisdiction over or in any way regulating or enforcing any Environmental Law.

      "Environmental Law" means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to, the Comprehensive Environmental
Response, Compensation and Liability Act ("CERCLA"), 42
U.S.C. Section 9601 et seq., the Hazardous Materials
Transportation Act, 49 U.S.C. Section 1801 et seq., the
Resource Conservation and Recovery Act ("RCRA"), 42
U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C.
Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., Indiana
Responsible Property Transfer Law, Ind. Code 13-25-3-1,
Pennsylvania Residual Waste Management Regulations, Pa.
Code Chapter 287, Occupational Safety and Health Act,
29 U.S.C. Section 651 et seq., and the Oil Pollution Act of
1990, 33 U.S.C. Section 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

      "Hazardous Substances" shall mean residual waste, petroleum products, radioactive material, hazardous, acutely hazardous, noxious, toxic, or polluting substances or wastes defined and regulated as such under any Environmental Law.

     "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property in a quantity exceeding relevant thresholds found in or not in compliance with applicable Environmental Law.

      "Remedial Action" means all action, including, without limitation, any capital expenditures, required pursuant to Environmental Law to (i) investigate, assess, clean up, remove, treat, or in any other way address any Hazardous Substance; (ii) prevent the Release or threat of Release, or minimize the further
Release of any Hazardous Substance so it does not migrate or endanger or threaten to endanger public health or welfare or the environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring; or (iv) bring Seller's Business and any Owned Property or Leased Real Property into compliance with Environmental Law.

      "Remedial Action Cost" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses
(including, without limitation, reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of any Remedial
Action) arising from or under any Remedial Action.

     (b) Except as disclosed on Schedule 2.19(b), the Owned Real Property, the Leased Real Property and
Seller's Business and, to Seller's knowledge, any of Seller's operations conducted elsewhere during the period of Seller's ownership thereof, do not violate, and during the period of any applicable statute of limitations have not violated, in a material manner any applicable Environmental Law, and Seller is in material compliance with any Environmental Law that is or is expected to become applicable to the Owned Real
Property, the Leased Property or the Seller's Business prior to the Closing, will be timely attained and maintained, without material expense, and Seller is not subject to any existing, pending or, to Seller's knowledge, threatened investigation, inquiry or proceeding by any person or to any order, decree, judgment, agreement or similar obligation under any Environmental Law;

     (c) Except as disclosed on Schedule 2.19(c), all notices, permits, licenses or similar authorizations, and operational or employee programs, if any, currently required to be obtained or filed under any Environmental Law in connection with the use of the Owned Real Property, the Leased Real Property and
Seller's Business including, without limitation, underground storage tanks (hereinafter the
"Environmental Permits"), have been prepared, obtained or filed and to have been timely renewed and complied with, without material expense, and any additional
Environmental Permits that may be required prior to Closing will be timely obtained and complied with, without material expense;

     (d) Except as disclosed on Schedule 2.19(d), all Hazardous Substances stored, processed, generated, disposed or otherwise used at or in connection with the Owned Real Property, the Leased Real Property and
Seller's Business during the period of Seller's ownership thereof have been transported and otherwise handled, treated, and disposed of in substantial compliance with all applicable Environmental Law;

     (e)  Except as disclosed on Schedule 2.19(e),
Seller has not Released, handled, used, processed, stored, or otherwise used Hazardous Substances on, at or under (aa) the Owned Real Properties and the Leased
Real Properties or (bb) elsewhere, except in material compliance with all applicable Environmental Law.

     (f) Except as disclosed on Schedule 2.19(f), during the period of Seller's ownership, lease or other use thereof, no Hazardous Substance has been Released on, in or under or has migrated from Owned Real
Property, the Leased Real Property or Seller's
Business.

     (g) Except as disclosed on Schedule 2.19(g), no notice of any violation of any Environmental Law has been received by Seller concerning the Owned Real
Property, the Leased Real Property or Seller's Business or other property used by Seller (excluding Seller's discontinued operations) and to Seller's knowledge there are no existing or pending requirements of any governmental authority or pursuant to any Environmental
Law requiring any Remedial Action. Seller has not been named as a "potentially responsible party" in connection with any litigation, investigation or similar matter, and Seller does not know of any matter in which Seller may be so named.

     (h) Except as set forth in Schedule 2.19(h), there is not located in, on or under the Owned Real
Property, the Leased Real Property or Seller's Business or other property used by Seller's Business (excluding discontinued operations) (1) electrical transformers containing PCBs that are not in material compliance with Environmental Law, (2) underground storage tanks, whether or not regulated under the Resources
Conservation Recovery Act, or (3) asbestos in friable form that would require abatement in accordance with Environmental Law.

     Section 2.20  Leases and Contracts.

     (a) Schedule 2.20 hereto sets forth a complete and accurate list of all contracts, agreements, purchase orders, leases, subleases, options and commitments, oral or written, and all assignments, amendments, schedules, exhibits and appendices thereof, involving net book value amounts in the aggregate in excess of $25,000 or which are otherwise material to Seller's Business, affecting or relating to any asset, the business, or any interest therein, to which Seller or TTL is a party or by which Seller or TTL or the Assets or TTL Assets is bound or affected, including without limitation, software licenses, service contracts, management agreements, equipment leases, leases of space and ground leases pertaining to any real estate (collectively the "Leases and Contracts" and individually a "Lease and Contract").

     (b) Other than as described on Schedule 2.20, none of the Leases and Contracts has been modified, amended, assigned or transferred and each of the Leases and Contracts which are included in Assumed Liabilities, as that term is defined in Section 1.2(c), is in full force and effect and is valid, binding and enforceable in accordance with its respective terms on each party thereto.

     (c) Other than as described on Schedule 2.20, no event or condition has happened or presently exists which constitutes a default or breach or, after notice or lapse of time or both, would constitute a default or breach by any party under any of the Leases and Contracts which are part of the Assumed Liabilities, and neither Seller nor TTL shall do any act or omit to do any act which would cause such a default or breach.
There are no counterclaims or offsets under any of the Leases and Contracts which are part of the Assumed
Liabilities.

     (d) There does not exist, and between the date hereof and the Closing Date neither Seller nor TTL will grant or suffer, any security interest, lien, encumbrance, mortgage or claim of others created or suffered to exist on any interest created under any of the Leases or Contracts which are part of the Assumed
Liabilities.
     (e) None of the Leases or Contracts shall be amended in any material respect between the date hereof and the Closing Date without the prior written consent of Purchaser.

     (f) Except as identified on Schedule 2.20 hereto, none of the Leases and Contracts is: (i) a capitalized lease within the meaning of generally accepted accounting principles; or (ii) a lease with a remaining term of one year or more from Closing and which cannot be canceled within 30 days at the option of Seller or TTL without penalty.

     (g) Other than as described on Schedule 2.20, the assignment to Purchaser of the Leases and Contracts constituting the Assumed Liabilities will not cause a default under, alter or terminate any of the Leases and Contracts, and such assignment will confer all Seller's rights thereunder to Purchaser except for those consents described on Schedule 2.20 not received by the Closing Date which were waived by Purchaser in writing.
Other than as set forth on Schedule 2.20 hereto, the assignment to Purchaser of the Leases and Contracts constituting the Assumed Liabilities does not require any consents.

     (h) Any leases of space or real property to third parties are set forth or described (if they are oral) on Schedule 2.20. Each of such third party leases is in full force and effect and in each case free and clear of all Liens and free from defaults and events which with the passage of time or notice or both would constitute a default (by landlord or tenant thereunder). Neither Seller nor TTL has transferred, assigned, hypothecated, pledged or encumbered any of its respective rights under any of such leases. Except as set forth on Schedule 2.20, (i) none of the third party leases grant any options or other rights to the tenant thereunder to purchase any real property interest of Seller or TTL, and (ii) no person has any option, right of possession or interest of any kind in or to any real property interest of Seller or TTL.
Neither Seller nor TTL has any outstanding obligations under any of such leases including without limitation any obligations to make any repairs or improvements or renovations (whether such improvements or renovations are to be made prior to or after the Closing Date).
There are no outstanding negotiations with any such lessees regarding any matter relating to the leased space, except as set forth on Schedule 2.20.

     Section 2.21  Employees and Independent
Contractors.

     (a) Schedule 2.21 hereto sets forth true, correct and complete information regarding Seller's and TTL's employees. Except as provided on Schedule 2.21, neither Seller nor TTL has any employment agreements with its employees and all such employees are employed on an "at will" basis. Seller intends to terminate all of its employees at closing. Except for the liabilities assumed by Purchaser hereunder pursuant to
Section 1.1(e) above and the covenant contained in
Section 4.17 herein, Seller, Hufco and Huffy shall each be jointly and severally responsible for, and shall jointly and severally indemnify and hold harmless
Purchaser from and against any and all claims of Seller's employees, and Seller, Hufco and Huffy shall retain sole responsibility for and fully and timely pay
(or otherwise pro rate with Purchaser) all salaries, wages and benefits that have accrued to Seller's employees through the Closing Date.

     (b) Seller previously has delivered to Buyer the names, annual compensation and the method of determining such compensation of all present independent contractors (which shall include without limitation, consultants) retained by, or engaged in, Seller's Business ("Independent Contractors") along with the compensation for each such Independent
Contractor as reflected on the Form 1099 for the 1998 calendar year. The Independent Contractors (and all other independent contractors who have previously rendered services to Seller's Business) have in the past and continue to be treated as non-employees for all Federal, state, local and foreign tax purposes, as well as all ERISA and other employee benefit purposes.
Seller shall have accrued, or to the extent due shall have paid in full, all compensation (and other amounts) owed to the Independent Contractors for all periods up to and including the Closing Date for all products shipped and invoiced. There has been no determination by any governmental authority, or by any tribunal or commission, that any Independent Contractor, who is or has previously rendered services to Seller's Business, constitutes an employee of Seller or Seller's Business.

     Section 2.22  Labor Matters.

     (a)  Other than as described on Schedule 2.22
hereto, neither Seller nor TTL is a party to any labor
contract, collective bargaining agreement, contract,
letter of understanding (or to Seller's knowledge any
other agreement, formal or informal) with any labor
union or organization which obligates Seller or TTL to
compensate its employees at prevailing rates or union
scale, nor are any of its employees represented by any
labor union or organization.  Other than as set forth
on Schedule 2.22, there is no pending, or to Seller's
knowledge, threatened labor dispute, work slowdown,
work stoppage, unfair labor practice charge or
complaint, strike, administrative, arbitration or court
proceeding or order between Seller or TTL and any
present or former employees thereof or affecting
Seller, TTL or Seller's Business and during the past
five years there has not been any such action.  There
have been no labor union organizing activities at
Seller's or TTL's facilities within the last five years
except as described on Schedule 2.22.   Seller has
provided to the Purchaser true, correct and complete copies of the executed collective bargaining agreements, including true, correct and complete copies of any and all written modifications and interpretations thereof and descriptions of any and all oral modifications and interpretations thereof. No representations have been made to Huffy, Hufco, Seller, TTL or their respective employees or agents or to employees of Seller with respect to the Purchaser's intentions to employ, or not to employ, Seller's employees.

    (b)  Without limiting the generality of the
foregoing, except as identified on Schedule 2.22, (i) no unfair labor practice charge or complaint is currently pending against Seller or TTL with any governmental authority, of which Seller or TTL has received written notice; (ii) Seller has no knowledge of any intention or threat to file any such charge or complaint; (iii) no person has made any claim or charge, nor has the Seller or TTL received any written notice or communication reflecting an intention to make any claim or charge against the Seller or TTL under any statute, regulation or ordinance relating to the discrimination with respect to employees or employment practices; (iv) no claim or charge is pending, or, to the knowledge of the Seller, threatened against the Seller or TTL in connection with the Fair Labor
Standards Act,  Title VII of the Civil Rights Act, the
Americans with Disabilities Act, The Occupational
Safety and Health Act, the Age Discrimination in
Employment Act, Executive Order No. 11, 246, or similar federal, state, local or foreign laws; (v) Seller has no knowledge of any grievance arising out of any collective bargaining agreement or other grievance procedure; and (vi) neither Seller nor TTL has received written notice of the intent of any federal, state, local or foreign governmental authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to Seller or TTL and no such investigation is in progress.

     (c)  To the knowledge of Seller or TTL, no
employee, consultant or agent of Seller or TTL is in violation of any material term of any employment contract, confidentiality or non-disclosure agreement or any other written contract, agreement, commitment or understanding relating to the relationship of such employee, consultant or agent with Seller or TTL or any other party.

     (d)  The general employee policies of Seller's
Business include a policy to the effect that each employee of Seller or TTL with permitted access to confidential or proprietary information of Seller or TTL shall hold confidential and not disclose to third parties Seller's or TTL's confidential and proprietary information in violation of the policy. Except as set forth on Schedule 2.22(d), Seller has no knowledge of any current or past violation of this policy by any officer, director or employee of Seller or TTL.

     (e) Seller and TTL have complied in all material respects with all applicable laws material to the Seller's Business relating and TTL's business, respectively, to the employment of its employees, including, but not limited to, those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, discrimination, and the withholding of payroll taxes.

     Section 2.23  WARN Act.  As of the date hereof,
neither Seller nor TTL has taken any action so as to require any compliance under the Worker Adjustment and Retraining Notification Act or similar foreign law
("WARN"). Seller shall comply with its obligations under the Act and, if applicable, make the appropriate notifications thereunder 60 or more days prior to the Closing Date. Huffy and Seller shall be solely liable and responsible for any debt, obligation, contribution or other liability arising from any failure by Seller to comply fully with WARN.

     Section 2.24  Employee Benefit Plans.

     (a)  Schedule 2.24(a) lists all pension,
retirement, profit-sharing, stock bonus, deferred compensation, bonus, incentive, performance, stock option, phantom stock, stock purchase, restricted stock, premium conversion, medical, hospitalization, vision, dental or other health, life, disability, severance, termination or other employee benefit plan, program, arrangement, agreement or policy, whether written or unwritten, which covers or otherwise provides benefits to the employees of Seller's Business
(hereinafter "Benefit Plans").

     (b) Seller has delivered to Purchaser current, correct and complete copies of all plan documents, amendments, summary plan descriptions and summaries of material modifications relating to each Benefit Plan.

     (c)  Except for participation by Huffy Bicycle
Company in the UIU Pension Trust (the "UIU Plan") with respect to employees of its former Celina, Ohio facility, neither the Seller or any Related Employer
(or any predecessor of the Seller or any Related
Employer) sponsors, contributes to or maintains, and has not at any time after September 26, 1980 sponsored, contributed to or maintained and has or had no liability under any multiemployer plan (as defined in section 3(37) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA")).

      (d)  With respect to Huffy Bicycle Company's
withdrawal from the UIU Plan, either: (i) no withdrawal liability under Part 1 of Subtitle E of Title IV of
ERISA ("Withdrawal Liability") arose in connection with that withdrawal, or (ii) any Withdrawal Liability that did arise in connection with that withdrawal has been fully paid.

     (e)  For purposes of this Agreement, "Related
Employer" means any entity that with Seller is a member of a controlled group of corporations, within the meaning of section 414(b) of the Internal Revenue Code
(the "Code"), is a trade or business under common control within the meaning of section 414(c) of the Code, or is a member of the same affiliated service group, within the meaning of section 414(m) of the Code. There does not exist any lien under section
412(n) of the Code upon any asset of Seller or any Related Employer. Except with regard to health benefits provided to current retirees of Seller and current employees of Seller who have satisfied the eligibility requirements for retiree health benefits, Seller has not made any representations or promises or otherwise created any expectation among any of its employees respecting any compensation, benefits or payments from Purchaser.

     (f) Schedule 2.24(f) lists each Benefit Plan that will be assumed by Purchaser, or from which Purchaser
(or a plan or arrangement sponsored by Purchaser or an affiliate of Purchaser) will accept a transfer of assets, or with respect to which Purchaser will assume or otherwise acquire any liability in connection with the transactions contemplated by this Agreement
(collectively, the "Assumed Plans"). Except as otherwise noted on Schedule 2.24(f), at all times after November 7, 1990 in the case of Seller and after June
7, 1991 in the case of TTL, all the Assumed Plans conform (and have conformed) in all material respects to, and are being administered and operated (and have been administered and operated) in compliance with the requirements of all applicable laws including, without limitation, ERISA and the Code. All communications with respect to each Assumed Plan by any person having the requisite authority to make such communications reflect and, at all times after November 7, 1990 in the case of Seller and June 7, 1991 in the case of TTL in all material respects, have reflected accurately the plan documents and operations of each such Assumed
Plan. All returns, reports and disclosures required to be made under ERISA and the Code with respect to the Assumed Plans have been timely filed or made, and all statements made on such returns, reports and disclosures been true and complete in all material respects. The Seller has not incurred any liability for any tax, excise tax, penalty or fee with respect to any Assumed Plan, and no event has occurred and no circumstance exists or, after November 7, 1990 in the case of Seller or after June 7, 1991 in the case of TTL, has existed that could give rise to any such liability.

     (g)  Except with regard to health benefits
provided to current retirees of Seller and current employees of Seller who have satisfied the eligibility requirements for retiree health benefits, and other than restrictions imposed by collective bargaining agreements or by Section 411(d)(6) of the Code, each Assumed Plan may be amended, modified or terminated at any time without restriction. The termination of any Assumed Plan that is not a defined benefit pension plan will not cause any increase in the liabilities accrued thereunder to date.

     (h) Seller has delivered to Purchaser current, correct and complete copies of the following documents:
(i) all plan documents, amendments and trust agreements relating to each Assumed Plan; (ii) the most recent annual and periodic accountings of plan assets; (iii) the most recent Internal Revenue Service determination letter issued with respect to each Assumed Plan that is an "employee pension benefit plan" (as that term is defined in ERISA section 3(2)) and a list identifying any amendment not covered by such determination or notification letter; (iv) the most recent actuarial valuation for each Assumed Plan that is subject to section 412 of the Code; (v) annual reports filed on Form 5500 (including accompanying schedules) for each Assumed Plan for the past three years (if such reports were required to be filed); (vi) the current summary plan description, if any is required by ERISA, for each Assumed Plan; and (vii) all insurance contracts, annuity contracts, investment management or advisory agreements, administration contracts, service provider agreements, audit reports, fidelity bonds and fiduciary liability policies relating to any Assumed Plan.

     (i) There are no pending or to Seller's knowledge any threatened claims by or on behalf of any Assumed
Plan, or by or on behalf of any individual participants or beneficiaries of any such Assumed Plan, alleging any violation of ERISA or any other applicable laws, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor to Seller's knowledge is there any basis for such claim. No
Assumed Plan is the subject of any pending or to Seller's knowledge any threatened investigation or audit by the Internal Revenue Service, the U.S.
Department of Labor or the Pension Benefit Guaranty
Corporation or any other governmental authority.

     (j)  No fiduciary, party in interest, or
disqualified person with respect to any of the Assumed
Plans has engaged in any transaction described in
section 406(a) or (b) of ERISA (and not exempt under section 408 of ERISA) or in any transaction described in section 4975 of the Code.

     (k) Each Assumed Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified and exempt. Any such Internal Revenue
Service determination remains in effect and has not been revoked. Other than changes in applicable laws which are subject to the remedial amendment period described in Revenue Procedure 97-41 (1997-33 IRB), nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption.

     (l)  Except as otherwise described in Schedule
2.24(l), with respect to any employee pension benefit plan (as defined in section 3(2) of ERISA) sponsored, maintained or contributed by Seller or any Related
Employer (including but not limited to any plan that has been frozen, terminated or partially terminated):
(i) there is no accumulated funding deficiency, as defined in section 302(a)(2) of ERISA or section 412 of the Code; (ii) there has not been issued a waiver of the minimum funding standard under section 412 of the Code; and (iii) there does not exist any current liability of any party to the Pension Benefit Guaranty
Corporation.

     Section 2.25  Broker's Fee.   Other than
PaineWebber Incorporated, whose fee will be paid in full by Huffy, none of Huffy, Hufco, Seller or TTL have employed or are liable for the payment of any fee to, any finder, broker, consultant or similar person in connection with the transactions contemplated by this Agreement.

     Section 2.26  Receivables.  The accounts
receivables and other receivables being sold pursuant to this Agreement, including without limitation, the Accounts Receivables (collectively, the "Receivables") of Seller's Business constitute valid receivables, arose from bona fide transactions in the ordinary course of business, consistent with past practices.
Other than ordinary course adjustments not material in the aggregate, (i) no counterclaims or offsetting claims with respect to presently outstanding
Receivables are pending or, to the knowledge of Seller, threatened and (ii) such Receivables are fully collectible in their stated amount, net of Seller's allowance for doubtful accounts. No part of the Accounts Receivable is contingent upon performance by Seller or any other party of any obligation, and no agreements for deductions or discounts have been made with respect to any part of such Accounts Receivable.
No portion of such Accounts Receivable represents amounts due for goods consigned by the Seller and no agreements have been made allowing for the return of goods represented by such Accounts Receivable, or any portion thereof.

     Section 2.27  Insurance.   Schedule 2.27 hereto
sets forth a complete and accurate list of Seller's and
TTL's insurance (including the amount and type of
coverage) maintained on its respective properties and
assets (including the Assets and the TTL Assets) and
with respect to its employees and representatives and
business and which, in the reasonable judgment of
Seller, covers risks customarily insured by businesses
similar to the Seller's Business.  Such insurance
includes fire, casualty, business interruption and
flood coverage in respect of all of the Assets and TTL
Assets owned or leased by Seller and TTL.  All such
insurance policies are valid, binding and enforceable
in accordance with their terms against the respective
insurers, except as enforcement may be limited by
applicable bankruptcy, insolvency, reorganization,
moratorium or similar laws affecting creditor's rights
generally, and between the date hereof and the Closing
Date will be outstanding and duly in force and the
premiums thereon fully paid when and as the same are
due and payable.  To Seller's knowledge, no insurer is
the subject of insolvency proceedings.
     Section 2.28  Governmental Licenses, Permits and
Related Approvals.   Except as set forth on Schedule
2.28 hereto, Seller and TTL each has all licenses, permits, consent, approvals, authorizations, qualifications and orders of governments, governmental agencies, or other governmental authorities required for the conduct of the Seller's Business as presently conducted.

     Section 2.29  Absence of Certain Changes or
Events.   Since December 31, 1998  and except as
otherwise disclosed herein or set forth in Schedule
2.29 hereto, there has not been (i) any material adverse change in the condition (financial or otherwise), results of operations, Assets, TTL Assets, properties, business or prospects of Seller and TTL taken as a whole (a "Material Adverse Effect"), (ii) any material damage, destruction or loss relating to the business or assets of Seller or TTL, whether or not insured, (iii) any liability created or incurred which Purchaser will assume hereunder pursuant to this Agreement other than liabilities created or incurred in the ordinary course of business and in amounts not unusual in respect of Seller's Business as customarily conducted, (iv) any material Lien (except for Permitted
Liens) created on any Asset or TTL Asset, (v) any material capital expenditures or commitment to make any such expenditures with respect to the Assets or TTL
Assets, or as to which Purchaser will become obligated after the Closing pursuant to Section 1.2 of this Agreement, (vi) any condemnation proceedings commenced with respect to any of the Assets or TTL Assets, or notice received by Seller or TTL as to the proposed commencement of any such proceedings, (vii) any rights of substantial value knowingly waived with respect to the Assets, TTL Assets, or Seller's Business, (viii) any increase in the compensation of any of Seller's employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), except for reasonable increases in the ordinary course of business and consistent with past practice, or (ix) any sale or transfer of any Assets or TTL Assets other than dispositions in the ordinary course of business. Since December 31, 1998, other than acts relating to the transactions contemplated by this Agreement, the Seller's Business has been conducted in all significant respects only in the ordinary course, consistent with past practice.

     Section 2.30  Product Liability Claims; Product
Warranties.

     (a) Schedule 2.30 hereto sets forth a complete and accurate summary of each Product Liability Claim
(as defined below) (including all legal fees) paid by Seller, TTL or their respective insurance carriers during the past three (3) years, and each outstanding
Product Liability Claim (including all legal fees).
For purposes of this Section 2.30, the term "Product
Liability Claim" shall mean any claim arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold or leased by Seller or TTL.

     (b)  Schedule 2.30 hereto sets forth a description
of all warranties (the "Warranty Obligations") related
to the  products sold by Seller's Business.  Other than
normal product returns and the claims described on
Schedule 2.30, pursuant to the foregoing warranties, no
claims of a customer, distributor, government agency or
other person based upon an alleged defect in any such
product are presently pending or, to Seller's
knowledge, anticipated.   Except for the Warranty
Obligations set forth on Schedule 2.30, neither the Seller nor TTL has given or made any warranties to third parties with respect to any products sold by it, except for warranties arising by operation of law.
Except as set forth on Schedule 2.30, no claims under product warranties or guarantees to customers have been received by Seller or TTL which were not, or will not be, satisfied on or prior to the Closing Date. There has not been any product recall, post-sale warning or similar action conducted with respect to any product manufactured, shipped, delivered or sold by Seller or TTL, or any investigation or consideration of, or decision made by, Seller or TTL concerning whether or not to undertake any of the foregoing.

     Section 2.31  Tax Matters.   (a) With respect to
Seller's Business and TTL's business, Seller and TTL have delivered to Purchaser correct and complete copies of all federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Seller, TTL or any of their respective subsidiaries, if any, since
1994.  Except as set forth on Schedule 2.31, all Tax
Returns required to be filed by Huffy, Seller or TTL
(or any of their predecessors) on or before the Closing
Date have been or shall be timely filed and all Taxes which are due or which may be claimed to be due have been or shall be paid when due. To Huffy's and Seller's best knowledge, all such Tax Returns were correct and complete in all respects. There are no Liens upon any of the Assets in respect of Taxes except for Liens for current Taxes that are not yet due and payable. All Taxes required to be withheld by Seller or TTL have been withheld and paid over to the appropriate Tax authority. None of Huffy, TTL or Seller (or any predecessor of any of them) is a party to or has received any written notice with respect to any proposed or pending action by any governmental authority for assessment or collection of Taxes, nor is party to any dispute or, to their knowledge, threatened dispute in which an adverse determination of such action or dispute reasonably could be expected to result in a foreclosure of the Assets and no such claim for assessment or collection of Taxes has been made upon Huffy, TTL or Seller. No claim has ever been made by an authority in a jurisdiction where Seller or TTL does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     (b) Seller has not filed any agreement or consent under Section 341(f) of the Code; no property of Seller is "tax-exempt use property" within the meaning of
Section 168(h) of the Code; and Seller is not a "foreign person" within the meaning of Section
1445(b)(2) of the Code.

     (c)  For purposes of this Agreement, (i) the term
"Tax" or "Taxes" shall mean all income, gross receipts, gains, sales, use, employment, franchise, profits, excise, property, value added and other taxes, fees, stamp taxes and duties, assessments or charges of any kind, together with any interest and penalties, additions to tax or additional amounts imposed by any Tax authority with respect thereto, (ii) the term "Tax
Returns" shall mean any and all returns, reports and information statements with respect to Taxes required to be filed with the Internal Revenue Service or other
Tax authority, whether domestic or foreign, including, without limitation any and all consolidated, combined and unitary tax returns and (iii) the term "Tax authority" shall mean any authority having jurisdiction over Taxes, including without limitation the Irish
Revenue Commissioners.

     Section 2.32  Real Property.  (a) Schedule 2.32(a)
hereto sets forth a legal description of all Owned Real
Property. Except for the Owned Real Property listed on said Schedule 2.32, neither Seller nor TTL owns any real property or interest therein that is used in, held for use in or otherwise pertains to the Seller's
Business. Seller or TTL (as the case may be) has good and sufficient, valid, marketable and indefeasible title to the Owned Real Property, free and clear of any Liens except for easements, restrictions, covenants and other matters of record which singly and in the aggregate do not and after the Closing will not have a Property Material Adverse Effect as defined in Section
2.32(k). No part of the Owned Real Property, and no use of any part thereof, is in violation of (i) any restrictive covenant, condition, restriction or limitation or (ii) any statute, code, ordinance, order, regulation, or requirement applicable thereto, which in either case, singly or in the aggregate, has or after the Closing will have a Property Material
Adverse Effect; provided, however, that no representation is made with respect to the effect of destruction of, or change in the nature or discontinuance of the use of, any part of the Owned
Real Property the current use of which is a permitted nonconforming use under any applicable zoning ordinance.

     (b) Schedule 2.32(b) hereto is a true, complete, correct and current list, by address, owner and usage, of all real property agreements (including all amendments and supplements thereto) pursuant to which Seller or TTL (as the case may be) leases, subleases or otherwise occupies any Leased Real Property (each a "Real Property Lease" and collectively the "Real
Property Leases"), copies of which have been furnished to Purchaser. Pursuant to the Real Property Leases,
Seller or TTL (as the case may be) has validly existing and enforceable leasehold, subleasehold or occupancy interests in the Leased Real Property leased thereunder, in each case free and clear of all Liens and free from defaults, and events which with the passage of time or notice or both would constitute a default. Except as set forth in Schedule 2.32, the consummation of the transaction contemplated by this Agreement will not require any consent or approval of any landlord or sublandlord under any such Real
Property Lease, result in any increase in rent or penalty to the party which is a tenant or subtenant thereunder or result in the early termination of any Real Property Lease. Neither Seller nor TTL has transferred, assigned, hypothecated, pledged or encumbered any of its rights or interest under any Real
Property Lease. Neither Seller nor TTL has received any notice from any landlord or sublandlord or any other party of the termination of any Real Property
Lease. No part of the Leased Real Property, and no use of any part thereof, is in violation of (i) any restrictive covenant, condition, restriction or limitation, or (ii) any statute, code, ordinance, order, regulation, or requirement applicable thereto, which in either case, singly or in the aggregate, has or after the Closing will have a Property Material
Adverse Effect; provided, however, that no representation is made with respect to the effect of destruction of, or change in the nature or discontinuance of the use of, any part of the Leased
Real property the current use of which is a permitted nonconforming use under any applicable zoning ordinance.

     (c) Except as set forth on Schedule 2.32(c) there are (i) no outstanding contracts for any improvements to the Real Property which have not been fully paid and
(ii) no expenses of any kind (including brokerage and leasing commissions) pertaining to the Real Property which have not been fully paid. Seller has furnished or will furnish Purchaser with copies of all recorded deeds, legal descriptions, surveys and title policies for the Real Property in Seller's or TTL's possession, custody or control. Seller has furnished or will furnish Purchaser with all reports, and environmental and engineering or other studies in Seller's or TTL's possession, custody or control relating to the Real
Property.

     (d) Except as set forth on Schedule 2.32 (d), excluding building occupancy permits required to be obtained by owners of the Real Property prior to the ownership thereof by Seller and TTL, each of Seller and TTL has all permits and certificates of occupancy necessary to own or operate its Real Property as such is currently being operated and used. Neither Seller nor TTL lacks any permit or certificate of occupancy the absence of which, singly or in the aggregate, has or after the Closing will have a Property Material
Adverse Effect. No such permits will be required, as a result of the consummation of the transaction contemplated by this Agreement, to be issued, modified or supplemented after the Closing in order to permit
Purchaser or TTL (as the case may be) following the consummation of the transaction contemplated by this Agreement to own or operate its Real Property as such is currently being operated and used. All charges and fees for such have been paid in full.

     (e)  There is no pending or, to Seller's
knowledge, threatened condemnation, expropriation, eminent domain or other governmental taking of all or any part of any of the Real Property and neither Seller nor TTL has received any oral or written notice of any of the same.

     (f) Except as set forth in Schedule 2.32(f), none of the Real Property is subject to any contract or other restriction of any nature whatsoever (recorded or unrecorded) preventing or limiting Seller's or TTL's right to convey or use it, as the case may be, except for easements, restrictions, covenants and other matters of record which, singly and in the aggregate, do not and after the Closing will not have a Property
Material Adverse Effect; provided, however, that no representation is made with respect to the effect of destruction of, or change in the nature or discontinuance of the use of, any part of the Real
Property the current use of which is a permitted nonconforming use under any applicable zoning ordinance.

     (g) Except as set forth on Schedule 2.32(g), all components of buildings, structures and other improvements included within the Owned Real Property and the Leased Real Property, including, but not limited to, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking, and systems and facilities included therein, are in good working order and repair and free of material structural defects.

     (h) Except as set forth on Schedule 2.32(h), all Real Property and the improvements thereon are supplied with all utilities, useable sanitary and storm sewers, water facilities, electric facilities and, if any, gas facilities (collectively, the "Utilities") necessary for the operation of such facilities as currently operated. The Utilities are installed in, and are duly connected to, the Real Property, and can be used without charge except the normal and usual metered utility charges and water and sewer charges. All
Utilities required for the operation of the Real
Property either enter the Real Property through adjoining public streets or, if they pass through adjoining public land, do so in accordance with valid public easements or private easements which will inure to the benefit of Purchaser at no cost to the owner or occupant of the Real Property. All of said Utilities are installed and operating and all installation, connection and "tap-in" charges have been paid for in full.

     (i) Neither Seller nor TTL has received written notice of any special assessment relating to any Owned or Leased Real Property or any portion thereof, and Seller has no knowledge of any pending or threatened special assessments.

     (j)  To Seller's knowledge and except as set forth
in Schedule 2.32(j), no portion of the Real Property
lies within a flood hazard area, flood plain or
wetland.  Within 15 days after the execution hereof,
Seller shall provide Purchaser with a flood hazard
certification issued by a reputable certification
service with respect to each parcel of Real Property.
If the flood hazard certification for any parcel of
Real Property shows that any portion of such parcel
lies within a flood hazard area, then Purchaser shall
cause the flood hazard area on such parcel to be
delineated on the Survey of such parcel under Section
7.10(b) hereof.  There are no outstanding notices of
any violations issued by any governmental authority
having jurisdiction over the Real Property.   Seller
shall use reasonable efforts to provide Purchaser,
prior to Closing, with an estoppel certificate from the
zoning code enforcement (or other appropriate) officer
of  the governmental authority having jurisdiction over
each parcel of Real Property confirming that no portion
of such parcel of Real Property is in violation of any
applicable codes, and that such parcel of Property is
in compliance with applicable zoning restrictions.
Seller or TTL (as the case may be) has paid all taxes
and assessments, including assessments payable in
installments, which have become due and payable or a
Lien on any portion of the Real Property.  Except as
set forth on Schedule 2.32(j), no work having a
contract price, individually or in the aggregate of
more than $50,000 has been performed or is in progress
at, and no materials have been furnished to any portion
of the Real Property which, though not presently the
subject of, might give rise to construction,
mechanic's, materialmen's, or other liens against any
portion of the Real Property, and Seller or TTL (as the
case may be) shall pay for all such work and materials
in full and shall provide Purchaser with evidence of
such payment (including a receipt and a release or
waiver of liens executed by the person that performed
such work or furnished such materials) at or prior to
Closing (with any such payments by Seller to be
excluded from the dollar limitation contained in
Section 10.2(b)(ii) below).  If any lien for any such
work is filed before or after Closing, Seller shall
promptly discharge the same. Any and all applicable
charges, fees and assessments (including condominium
fees, to the extent applicable) and any and all other
sums due under declarations, cross-easements and like
agreements to which any portion of the Real Property
may be subject, have been paid, and no special
assessments thereunder are pending, and all consents
and approvals required to be obtained under any such
declarations, cross-easements and like agreements have
been obtained pursuant to the requirements of such
documentation.   There are no outstanding agreements,
options, rights of first refusal, conditional sales agreements or other agreements or arrangements, whether oral or written, regarding the purchase and sale of any portion of the Owned Real Property. Except as set forth on Schedule 2.32(j), there are no outstanding agreements, options, rights of first refusal, conditional sales agreements or other agreements or arrangements, whether oral or written, regarding the purchase and sale of any portion of the Leased Real
Property. All debts, liabilities, and obligations of Seller arising out of the construction, ownership, and operation of the Real Property including, but not limited to, construction costs, salaries, taxes, accounts payable and the like, have been paid as they became due and payable and shall continue to be so paid from the date hereof until the Closing Date. The Real
Property is not subject to any roll-back or agricultural taxation or other tax abatement program.
Each of Seller and TTL is in compliance with and has fully paid and discharged all obligations arising under any and all development, tri-party and like agreements, and any and all other agreements with county, municipal and other governmental and quasi-governmental agencies and authorities respecting the ownership, development and operation of the Real
Property and all portions thereof. No lien or superlien has been recorded, filed or otherwise asserted against any portion of the Real Property for any clean-up costs or other response costs incurred in connection with any environmental contamination.

     (k) "Property Material Adverse Effect" shall mean any material adverse effect on or change in all or any individual parcel of the Owned Real Property or Leased
Real Property, as the case may be, or on the condition
(financial or otherwise) or the use thereof (as currently utilized).

     (l)  There are no public improvements in the
nature of off-site improvements, or otherwise, which have been ordered to be made and/or which have not heretofore been assessed, and, to Seller's knowledge, there are no special or general assessments currently affecting or pending against any portion of the Real
Property.

     (m) Except as set forth on Schedule 2.32(m), Seller and TTL have not entered into any oral or written lease, sublease, license, or any other grant of a right of use or occupancy of or other right, title or interest in any portion of the Real Property with any third party where Seller or TTL acts or acted as lessor, sublessor, licensor, grantor or in any similar capacity.

     (n)  Neither Seller nor TTL has received any
written notice from any insurance company, board of fire underwriters or rating organization (or other body exercising similar functions) (i) claiming any defects or deficiencies which have not been addressed and fully cured or corrected, or (ii) requesting the performance of any repairs, alterations or other work which have not been performed, or (iii) claiming any default which, if not corrected, would result in a cancellation of insurance coverage.

     (o) The current use of the Real Property is free from any restrictions which restrict or prevent the continued use of the Real Property as such, except for easements, restrictions covenants and other matters of record which, singly and in the aggregate, do not and after the Closing will not have a Property Material
Adverse Effect; provided however, that no representation is made with respect to the effect of destruction of, or change in the nature or discontinuance of the use of, any part of the Real
Property the current use of which is a permitted nonconforming use under any applicable zoning ordinance.

     (p) All curb cut and street opening permits or licenses required for vehicular access to and from the Real Property to any adjoining public street have been obtained and paid for by Seller or TTL and shall be in full force and effect at the Closing.

     Section 2.33  [Reserved]

     Section 2.34  Assets of TTL.

     (a) Schedule 2.34 of this Agreement is a complete and accurate schedule setting forth in detail all of the assets, rights, properties, claims, contracts and business of TTL having a book value greater than $5,000
(the "TTL Assets"), including but not limited to those TTL Assets comprised of those categories of assets, rights, properties, claims, contracts and business enumerated in Section 1.1(a) hereto.

     (b)  Except as set forth in Schedule 2.34:  (i)
TTL is the sole and exclusive owner of, and has good and marketable title to, all of the TTL Assets, wherever located, free and clear of all Liens; and (ii) no other person, firm or corporation has or will have on the Closing Date any interest whatsoever in any of the TTL Assets.

     Section 2.35  Entire Business.  On the Closing
Date, Seller will transfer to Purchaser all of the Assets used in or necessary for the conduct by Purchaser of Seller's Business, except for (i) the Assets excluded from purchase hereunder pursuant to
Section 1.1(c) and (ii) any Potentially Excludable
Contracts (as such term is defined in Section 8.6 below), if the applicable third party consents cannot be obtained, which Assets, together with all Assets owned by TTL, are adequate to operate Seller's Business in substantially the manner it is presently operated.

     Section 2.36  Full Disclosure; Assumptions.  No
representation or warranty made in this Agreement or any exhibit or schedule hereto and no statement or certificate or memorandum furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions covered hereby contains or will contain any untrue statement of a material fact, or omit any material fact, the omission of which would be misleading. The assumptions used by Seller, Hufco and Huffy in the preparation of the projections prepared by such parties and furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions covered hereby were reasonable at the time such projections were prepared, and there is no fact or circumstance which has occurred since that time which, if known at that time, would have affected the reasonableness of any such assumption.

                   ARTICLE III
      Purchaser's Representations and Warranties

     Purchaser represents and warrants to Seller, Hufco and Huffy, their respective successors and assigns, that:

     Section 3.1  Organization.  It is a corporation
duly organized, existing and in good standing under the laws of Delaware.

     Section 3.2  Authority.  It has taken all
necessary corporate action on its part as may be required under the laws of Delaware and under its Certificate of Incorporation and By-laws to authorize the execution, delivery and carrying out of this Agreement on its behalf.

     Section 3.3  Enforceability.  This Agreement
constitutes a valid and legally binding obligation of Purchaser enforceable in accordance with the terms hereof.

     Section 3.4  Broker's Fee.   Purchaser has not
employed and is not liable for the payment of any fee to any finder, broker, government official, consultant or similar person in connection with the transactions contemplated by this Agreement.

                     ARTICLE IV
              Covenants and Agreements

     From the date of this Agreement through the Closing Date or through the effective date of termination of this Agreement in accordance with
Article XII of this Agreement:

     Section 4.1  Bulk Sales Compliance.  The parties
agree to waive compliance with any applicable bulk sales statutes (including without limitation, tax statutes, rules or regulations) with respect to the sale of the assets hereunder or otherwise applicable to the transactions contemplated hereby (collectively,
"Bulk Sales Laws")

     Section 4.2  Preservation of Business and Assets.

     (a)  From the date hereof until the Closing,
Huffy, Hufco and Seller jointly and severally agree to use their best efforts and to do or cause to be done all such acts and things as may be necessary to preserve, protect and maintain intact the Assets, and the business and operation of the Seller's Business as a going concern consistent with prior practice and in the ordinary course of business, to preserve, protect and maintain for Purchaser the goodwill of the customers, suppliers, employees, tenants and others having business relations with Seller and/or Seller's
Business. Seller shall continue to collect accounts receivable consistent with its past practices. Seller shall provide Purchaser promptly with interim financial statements of Seller and/or Seller's Business and any other management reports, as and when they are available.

     (b) If prior to the Closing Date any portion of the Real Property is damaged or destroyed by fire or other casualty, and the cost of repair or restoration thereof shall be equal to or less than 10% of the value of the damaged or destroyed building or structure in the case of the Camp Hill, Harrisburg, Pettisville or TTL facilities (as established by good faith estimates obtained by Purchaser) or in the case of the sawmills, less than 100% of the value of the damaged sawmill, this Agreement shall remain in force, and the Purchase
Price shall be reduced by the amount necessary to repair the damage, which reduction shall be offset by any amounts paid by Seller's insurance assigned to Purchaser. If prior to the Closing Date any portion of the Real Property is damaged or destroyed by fire or other casualty, and the cost of repair or restoration thereof shall be more than 10% of the value of the damaged or destroyed building or structure (as established by good faith estimates obtained by Purchaser) or comprises 100% or more of an individual damaged sawmill regardless of the extent of the damage, Purchaser may within ten days after receipt of notice of said damage or destruction, terminate this Agreement by giving written notice thereof to Seller. If this Agreement is so terminated, neither party shall have any further liability hereunder thereafter. If
Purchaser does not so terminate this Agreement, it shall remain in full force and effect, and (i) all proceeds of insurance collected prior to Closing, plus the amount of deductible under Seller's insurance policy, shall be adjusted subject to Purchaser's approval and participation in any adjustment, and shall be credited to Purchaser against the Purchase Price payable by Purchaser at Closing, and (ii) all unpaid claims and rights in connection with losses shall be assigned to Purchaser at Closing. If, prior to the Closing Date, all or any portion of the Real Property is taken by eminent domain or a notice of any eminent domain proceedings with respect to the Real Property or any part thereof is received by the Seller, then Seller shall within five days thereafter give notice thereof to Purchaser and Purchaser shall have the option to (x) complete the purchase hereunder or (y) if such taking, in Purchaser's sole and absolute discretion, adversely affects the Real Property or its current economic viability, terminate this Agreement, in which event this Agreement shall be null and void. Purchaser shall deliver written notice of its election to the Seller within ten days after the date upon which the Purchaser receives written notice of such eminent domain proceedings. If notice of condemnation is received by Purchaser and it fails to deliver said written notice of its election within said time period, such failure shall constitute a waiver by Purchaser of its right to terminate this Agreement. If this Agreement is not so terminated, Purchaser shall be entitled to all awards or damages by reason of any exercise of the power of eminent domain or condemnation with respect to or for the taking of the Real Property or any portion thereof, and until such time as closing has occurred, or this Agreement terminates. Any negotiation for, or agreement to, and all contests of any offers and awards relating to eminent domain proceedings shall be conducted with the joint approval and consent of the Seller and the Purchaser.

     (c) In the event there is any damage or loss of any of the Assets or TTL Assets (other than the Real
Property), whether by fire, theft, vandalism or other cause or casualty, between the date hereof and the Closing Date, and the cost of repair, replacement or restoration thereof shall be equal to or less than 10% of the Purchase Price (as established by good faith estimates obtained by Purchaser), this Agreement shall remain in force, and the Purchase Price shall be reduced by the amount necessary to repair the damage, which reduction shall be offset by any amounts paid by Seller's insurance assigned to Purchaser. If the cost of repair, replacement or restoration thereof shall be more than 10% of the Purchase Price, Purchaser may ten days after receipt of notice of said damage or destruction, terminate this Agreement by giving written notice thereof to Seller. If this Agreement is so terminated, neither party shall have any further liability hereunder thereafter. If Purchaser does not so terminate this Agreement, it shall remain in full force and effect, and (i) all proceeds of insurance collected prior to Closing, plus the amount of deductible under Seller's insurance policy, shall be adjusted subject to Purchaser's approval and participation in any adjustment, and shall be credited to Purchaser against the Purchase Price payable by Purchaser at Closing, and (ii) all unpaid claims and rights in connection with losses shall be assigned to Purchaser at Closing.

     (d) In the event there is any damage or loss to any of the production facilities (other than any of Seller's sawmills) included in the Assets or the TTL
Assets, whether by fire, theft, weather, vandalism or other cause or casualty whatsoever, and as a result of such casualty the production of such facility is Disrupted (as such term is defined below) and cannot be resumed as of the close of business on the Closing
Date, then notwithstanding any other provisions of this Agreement, Purchaser shall have the right to delay the Closing Date until the Disruption is ended; provided, however, that if the Disruption cannot reasonably be ended by Seller within a period of two business days in the case of the Harrisburg wheelbarrow facility, and in all other cases five business days, after the latest date that would otherwise have been the Closing Date, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller.
If this Agreement is so terminated, neither party shall have any further liability hereunder. For purposes hereof, the terms "Disrupted" and "Disruption" shall mean any decrease or cessation of operations of a production line resulting in a decrease by a factor of 10% or more of the product in question compared to Seller's unit production plan therefor for the month(s) in question.

     Section 4.3  Conduct of Business.  Without
limiting the generality of Section 4.2, each of Seller and TTL agrees that, except as required or contemplated by this Agreement or otherwise consented to in writing by Purchaser, during the period commencing on the date hereof and ending on the Closing Date, each of Seller and TTL will operate Seller's Business in the ordinary course, and in connection therewith, will:

     (a) (i) maintain its books, accounts and records relating to Seller's Business in the usual, regular and ordinary manner, on a basis consistent with past practice, (ii) comply with all laws and contractual obligations applicable to Seller and the conduct of the business and (iii) perform all of its material obligations relating to Seller's Business;

     (b) not (i) make any capital expenditures or commitments to make any capital expenditures, (ii) dispose of any of the fixed Assets owned by it, (iii) modify or change in any material respect or enter into or terminate any material contract relating to Seller's
Business; except in each case for such actions taken in the ordinary course of business and consistent with past practice; provided that the aggregate of such capital expenditures or commitments to make capital expenditures shall not exceed $100,000 per month, except for the capital expenditures or commitments to make capital expenditures described on Schedule 4.3(b),
(iv) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

     (c)  not make any change in its accounting
policies from those applied in the preparation of the Financial Statements;

     (d) not (i) permit or allow any of the Assets owned by it to become subject to any Liens (other than a Permitted Lien), (ii) waive any claims or rights relating to the Seller's Business, (iii) grant any increase in the compensation of any of Seller's employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), except for reasonable increases in the ordinary course of business and consistent with past practice, or as a result of contractual arrangements or sales compensation plans existing on the date hereof or
(iv) enter into any agreements giving rise to obligations on the part of Seller with respect to the business in excess of $25,000 individually or $100,000 in the aggregate or otherwise not terminable by the parties upon 30 days' notice, except commitments to purchase raw materials and other trade obligations in the ordinary course of business and consistent with past practice;

     (e) maintain such insurance as is currently in effect;

     (f) give Purchaser a copy of any notice received during the period from the date hereof to the Closing
Date from any governmental or regulatory authority or any other person alleging any violation of any rule, regulation, law, order or ruling;

     (g) not enter into any arrangement or transaction between, or with Huffy or any Affiliate, officer, director or employee of Huffy, Hufco, TTL or Seller;

     (h) not amend its articles of incorporation or code of regulations or other applicable charter documents;

     (i)  not make or permit to be made any
alterations, improvements or additions to the Real
Property without the prior written consent of Purchaser, except those made by tenants pursuant to the right to do so under their Leases, or by Seller if required by applicable law or ordinance;

     (j) not enter into any new Seller Lease, nor amend, modify or terminate any existing Seller Lease without Purchaser's consent, nor apply any tenant's security deposit to the discharge of such tenant's obligations, without Purchaser's consent;

     (k) notify Purchaser promptly of the occurrence of any of the following: (i) a fire or other casualty causing damage to the Real Property, or any portion thereof; (ii) receipt of notice of eminent domain proceedings or condemnation of or affecting the Real
Property, or any portion thereof; (iii) receipt of notice from any governmental authority or insurance underwriter relating to the condition, use or occupancy of the Real Property, or any portion thereof, or any real property adjacent to any of the Real Property, or setting forth any requirements with respect thereto;
(iv) receipt or delivery of any default or termination notice or claim of offset or defense to the payment of rent from any tenant; (v) receipt of any notice of default from the holder of any lien or security interest in or encumbering the Real Property, or any portion thereof; (vi) a change in the occupancy of the leased portions of the Real Property; (vii) notice of any actual or threatened litigation against Seller or affecting or relating to the Real Property, or any portion thereof; (ix) the commencement of any strike, lock-out, boycott or other labor trouble affecting the Real Property, or any portion thereof;

     (l) perform all obligations of the landlord as required by the Seller Leases or by any order or direction of any governmental authority having jurisdiction thereof, and to the extent required by law or by any of the Seller Leases, maintain all security deposits held under all Seller Leases in a segregated account, with interest thereon as required;

     (m) not enter into any other agreements which affect the Real Property or the transactions contemplated by this Agreement, without the prior written consent of Purchaser; and not permit the creation of any liability which shall bind Purchaser or the Real Property after Closing;

     (n)  notify Purchaser of any tax assessment
disputes (pending or threatened) and not agree to any changes in the real estate tax assessment, nor settle, withdraw or otherwise compromise any pending claims with respect to prior tax assessments, without Purchaser's prior written consent;

     (o)  maintain in full force and effect the Benefit
Plans as they pertain to the Seller's and TTL's employees or former employees and, in connection therewith:

     (i) except as may be required by law, not adopt, terminate, amend, extend, or otherwise change any Benefit Plan without the prior written consent of Purchaser, and Seller shall give Purchaser prior written notice of Seller's intention to take any such action required by law as they pertain to Seller's or TTL's employees or its former employees; and

     (ii) neither Seller nor TTL shall make, cause to be made, or agree to make any contribution, award, or payment under any Benefit Plans as they pertain to Seller's or TTL's employees or former employees, except at the time and to the extent required by the written terms thereof, without the prior written consent of Purchaser; and

     (iii) to the extent that all or any portion of such Benefit Plan is an Assumed Plan, not cause any assets to be transferred from such Benefit Plan (except to the extent that such transfer constitutes a distribution to a participant in that plan made in the ordinary course of the operation of such plan);

     (p) not enter into any contract or agreement or take any action that violates, or omit to take any action the result of which would be to violate, any of the foregoing;

     (q) deliver to Purchaser, promptly following the preparation thereof, internally generated financial statements of Seller consolidated with TTL, prepared in accordance with generally accepted accounting principles, consistently applied, as of the last day of each fiscal month commencing on February 6, 1999. In no event will such financial statements be delivered later than 20 days following the end of the fiscal month in question;

     (r) provide Purchaser with copies of all notices, correspondence, reports, demands, suits, permits, inquiries or other documents or information transmitted to or by Seller's Business with regard to any environmental matters set forth in Schedule
10.2(g)(iii) or new matters which may arise prior to Closing pertaining in any way to Hazardous Substances, shall cooperate with Purchaser in its conduct of all Remedial Actions, including, but not limited to, the preparation of any operating procedures or plans, and will allow Purchaser with a reasonable opportunity to participate in all actions taken in order to address the matters set forth in Schedule 10.2(g)(iii) and
(iv);

     (s) continue to perform in accordance with the Projected Y2K Plans and Budgets prior to the Closing;

     (t) instruct all of Seller's personnel, and that of TTL, with the authority to terminate other employees, to notify Seller's Vice President, Human
Resources of any proposed termination of a salaried employee of Seller or TTL, and to receive such Vice
President's consent to such proposed termination prior to effecting such termination; and Seller's Vice
President, Human Resources shall be instructed to in turn notify Purchaser of any such proposed termination prior to such Vice President consenting thereto; and

     (u) continue to cause the funding of its checks, in accordance with past practices, for all payments through the day prior to the Closing Date. Seller shall have no obligation to fund checks which are presented for payment on and after the Closing Date, provided that all appropriate accruals are made on the Closing Date Consolidated Balance Sheet therefor.
Amounts received in the lockbox and depository accounts of Seller through the determination time (day prior to Closing Date) shall continue to be paid to Seller in accordance with past practices, provided that such collections are appropriately reflected in the Closing
Date Consolidated Balance Sheet.

     Section 4.4  Access to Books and Records.   (a)
From the date hereof until the Closing, Seller shall give to Purchaser and to Purchaser's counsel, accountants, and other representatives, full access during normal business hours to all of Seller's and TTL's offices, properties, books, contracts, commitments, records and affairs relating to the Assets and the TTL Assets and to Seller's Business so that Purchaser may inspect and audit them and shall furnish to Purchaser a copy of all documents and information concerning the properties and affairs of the Assets as Purchaser may reasonably request. If any such books, records and materials are in the custody of third parties, Seller shall direct such third parties to promptly provide them to Purchaser. Copies of documents furnished to Purchaser by Seller will be returned to Seller upon request if the transaction is not consummated.

     (b) Following the Closing Date, Purchaser shall permit Huffy's, Hufco's and Seller's representatives
(including, without limitation, their counsel and auditors), during normal business hours, to have reasonable access to, and examine and make copies of all books and records of Seller's Business which are transferred to Purchaser hereunder and which relate to transactions or events occurring prior to the Closing
Date. For a period of seven years after the Closing, Purchaser agrees that, prior to the destruction or disposition of any such books or records, Purchaser shall provide not less than 45 days nor more than 90 days prior written notice to Seller of such proposed destruction or disposal. If Seller desires to obtain any of such documents, it may do so by notifying
Purchaser in writing at any time prior to the date scheduled for such destruction or disposal. In such event, Purchaser shall not destroy such documents and the parties shall then promptly arrange for the delivery of such documents to Seller, its successors or assigns. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by Seller.

     (c)  Following the Closing Date, Seller, Hufco and
Huffy shall permit Purchaser and its representatives
(including, without limitation, its counsel and auditors), during normal business hours, to have reasonable access to, and examine and make copies of all books and records of Seller and its Affiliates relating to Seller's Business or the Assets which are retained by Seller, Hufco and Huffy and which relate to transactions or events contemplated by this Agreement occurring prior to the Closing Date. For a period of seven years after the Closing, Seller, Hufco and Huffy agree that, prior to the destruction or disposition of any such books or records, Seller, Hufco and Huffy shall provide not less than 45 days nor more than 90 days prior written notice to Purchaser of such proposed destruction or disposal. If Purchaser desires to obtain any such documents, it may do so by notifying
Seller and Huffy in writing at any time prior to the date scheduled for such destruction or disposal. In such event, Seller and Huffy shall not destroy such documents and the parties shall then promptly arrange for the delivery of such documents to Purchaser, its successors or assigns. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by Purchaser.

     (d) Following the Closing Date, Purchaser shall make available to Seller, Hufco and Huffy, to the extent reasonably practicable, such personnel and other technical assistance from Purchaser as Huffy, Hufco and Seller shall reasonably require to properly fulfill their indemnification obligations owed to Purchaser under Article X below herein. All such personnel and other technical assistance furnished by Purchaser hereunder shall be at Huffy's, Hufco's and Seller's sole cost and expense, including all salary, benefits, cost and other expenses of the personnel and technical assistance provided.

     Section 4.5  Confidentiality.   Huffy, Hufco,
Seller and the Purchaser covenant and agree that they will not, and they will cause their principals, Affiliates, officers and other personnel and authorized representatives not to, use information concerning another party's business, properties and personnel received in the course of negotiating this Agreement and investigation in connection with this transaction and will hold such information (and will cause the aforesaid persons to hold such information) in confidence until such information otherwise becomes publicly available or as may be required by applicable law. In the event of the termination of this Agreement, each party will return to the other any copies of nonpublic documents furnished it by the other.

     Section 4.6  Hart-Scott-Rodino and Foreign
Filings. The parties hereto shall timely and promptly make all filings which may be required by them in connection with the consummation of the transactions contemplated hereby under the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended and any other applicable antitrust or other similar provision under United Kingdom, Canadian or Irish law
(collectively, the "Antitrust Improvements Acts"). The parties shall furnish to each other all necessary information and assistance as may be reasonably requested in connection with the preparation of any necessary filings or submissions to any governmental agency, including, without limitation, any filings necessary under the provisions of the Antitrust
Improvements Acts. The parties shall provide each other with the opportunity to make copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between them or their representatives, on the one hand, and the Federal
Trade Commission ("FTC"), the Antitrust Division of the
United States Department of Justice (the "Antitrust
Division"), any applicable foreign governmental authority, or members of their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby. Each of Purchaser and Seller shall pay one-half of each Antitrust
Improvements Act filing fee.

     Section 4.7  Expenses.   Except as otherwise set
forth herein, without regard to whether the sale contemplated herein is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     Section 4.8  Shareholder Communication.   From and
after the date hereof until the Closing Date, except as required by law, any government agency or the New York
Stock Exchange, or similar entity, neither Huffy, Hufco, Seller nor Purchaser will, with respect to the transactions contemplated hereby, issue any press release or make any public statements or mail any communications or letters to their respective stockholders generally except, in the case of Huffy and Purchaser, the reports, filings and other materials pursuant to their respective obligations under the Securities Exchange Act of 1934, as amended.
Notwithstanding the foregoing, the parties agree that any party may issue a mutually agreeable press release upon (i) the execution of this Agreement, (ii) the Closing, and (iii) the reasonable request of a party hereto.

     Section 4.9  Additional Agreements.   Subject to
the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to, using its best efforts to obtain all necessary waivers, consents, authorizations and approvals of or exemptions by any domestic or foreign governmental authority, self-regulatory authority or third party, and effecting all necessary registrations and filings (including, without limitation, those described in Section 6.6 hereof);
provided, however, that in no event shall Purchaser be required to provide any undertakings or comply with any condition imposed by the FTC or the Antitrust Division that, in its good faith judgment, would diminish
Purchaser's rights under this Agreement or adversely affect its, or any of its Affiliate's business, results of operations or prospects. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the parties, as the case may be, shall take all such necessary action.
Where the consent of any third party is required under the terms of any of the leases or contracts to be assumed by Purchaser hereunder, Seller will take all reasonable and necessary steps to obtain such consent on terms and conditions not materially less favorable than as in effect on the date hereof or to otherwise provide Purchaser with the benefits of such leases or contracts. Seller and Purchaser shall cooperate fully with each other to the extent reasonably required to obtain such consents. Notwithstanding anything to the contrary set forth in this Agreement, to the extent that any consent or approval is not obtained with respect to any lease, contract or any other agreement as contemplated above, this Agreement shall not constitute an assignment or an attempted assignment thereof. In each such case, Seller agrees to cooperate with Purchaser in any reasonable arrangement designed to (i) provide for Purchaser the benefits under any such lease, contract or agreement, including enforcement at the cost and for the account of Purchaser or any and all rights of Purchaser against the other party or otherwise and (ii) insure performance by Purchaser of Seller's obligations thereunder to the extent Purchaser receives such benefits. Notwithstanding any other provision of this Agreement (including Section 1.2(a)), to the extent that such arrangement cannot be made, Purchaser shall not have any obligation with respect to any such lease, contract or agreement.

     Section 4.10  Customer Service.  Commencing on the
Closing Date, Purchaser shall be responsible for and shall administer, at its sole cost, all future warranty claims (including replacement of product) associated with products sold by Seller.

     Section 4.11  Closing Conditions.  Except as
otherwise set forth herein, each of the parties hereto will use its reasonable efforts to cause the conditions set forth in Articles VI and VII to occur;
provided, however, this provision shall not require any party to waive any condition.

     Section 4.12  Notification.   Seller shall
promptly notify Purchaser of, and furnish Purchaser any information Purchaser may reasonably request, and keep
Purchaser advised of, the occurrence of any event or condition or the existence of any fact that would cause any of the conditions to Purchaser's obligations to consummate the transactions contemplated by this Agreement not to be fulfilled, including, but not limited to the occurrence of (i) any litigation or administrative proceeding pending or, to the best knowledge of Seller, threatened against Seller, Hufco or Huffy which could, if adversely determined, have a Material Adverse Effect; (ii) any material damage or destruction of any of the Assets or TTL Assets; and
(iii) any material adverse change in the condition
(financial or other), results of operations, assets, business or prospects of Seller and TTL taken as a whole.

     Section 4.13  No Shopping.   Huffy, Hufco and
Seller shall not and shall not permit any of their respective agents, representatives (including, without limitation, investment bankers, attorneys and accountants), officers, employees, or any other
Affiliates to, directly or indirectly, (i) solicit, initiate or encourage the submission of any inquiries, indications of interest, proposals of offers from any corporation, partnership, person, entity or group, other than Purchaser (collectively, "Third Parties"), concerning the sale of any of the assets of Seller or any of its subsidiaries (other than Inventory in the ordinary course of business), or any equity security of, or any other interest in, Seller or any subsidiary of Seller, or any merger, recapitalization or other business combination transaction involving Seller or any of its subsidiaries (an "Acquisition Proposal"),
(ii) participate in any discussions or negotiations regarding, or enter into any agreements of understandings relating to, any of the foregoing with, or provide any information concerning Seller, its subsidiaries or any of the foregoing to, any Third
Parties including any Third Parties that Huffy, Hufco or Seller had conducted negotiations with prior to the date of this Agreement, or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing. Prior to the Closing, at Purchaser's request, Huffy shall use its best efforts to cause the destruction or return of all non-public, confidential or proprietary information concerning the operations of Seller provided to potential purchasers of the Seller or TTL or the assets thereof. Huffy, Hufco or Seller will immediately notify Purchaser after the receipt by any of them or any of their Affiliates, employees, officers, representatives or agents of any inquiry, indication of interest, proposal or offer with respect to an Acquisition Proposal by any Third Party and will immediately deliver to Purchaser any written documentation relating thereto.

     Section 4.14  Affiliated Transactions.   Except as
set forth in Schedule 4.14 hereto, Huffy and Seller shall terminate any transactions or agreements between Seller and/or TTL, on the one hand, and any officers, directors, employees or Affiliates of Seller and/or
TTL, on the other hand.

     Section 4.15  Assignment of Confidentiality
Agreements.   At the Closing, Seller shall assign to
Purchaser its rights with respect to the confidentiality of information related to the Seller's
Business executed by each of the prospective purchasers who received such information to the extent such rights are assignable.

     Section 4.16  Insurance Matters.   Seller shall
add Purchaser as an additional insured as their interests may appear on Seller's and TTL's insurance policies which are currently in effect ("Seller's
Insurance Policies"). To the extent that any of Seller's Insurance Policies, cover any loss, liability, damage or claim relating to Seller's Business arising out of occurrences prior to the Closing Date, Seller and TTL shall cooperate with Purchaser in submitting such claims (or pursuing claims previously made).

     Section 4.17  Employee Matters. Purchaser will
make an offer of employment at substantially the same rate of base wage or salary to those employees of Seller identified on Schedule 1.1(e) to become employees of Purchaser commencing on the Closing Date and Purchaser at such time shall hire all such employees who accept such offer of employment. All such offers of employment and the actual employment of any such employee shall be subject to Purchaser's right, in its sole discretion, to establish and modify from time to time the terms and conditions of such employment and to terminate any such employee at any time. Any employee identified on Schedule 1.1(e) who accepts an offer of employment from Purchaser will be known as a "Transferred Employee." Except as Purchaser may expressly provide (or except as may be specifically required with respect to certain Transferred Employees under the terms of certain collective bargaining agreement specifically assumed by Purchaser), all Transferred Employees shall be treated as new, at-will employees of Purchaser from their date of employment.
The U.S.-based employees listed on Schedule 1.1(e) shall not reflect a decrease of more than 49 employees from Seller's current total U.S. employment level as of the date hereof. On the Closing Date, Seller will provide Purchaser with the personnel files of each Transferred Employee (or true and complete copies of such files).

     Section 4.18  Certain Employee Non-Competes.
Seller shall cooperate with and assist Purchaser in its efforts to enter into employment arrangements to be effective after the Closing with such employees of Seller as Purchaser may designate, provided that such cooperation and assistance of Seller shall not include the expenditure of any funds by Seller.

     Section 4.19  Grant of License.  Huffy hereby
grants to Purchaser a limited license to use the names
"Huffy" or "a Huffy Company" on all of Seller's and TTL's packaging, catalogs, labeling and other written materials containing such names which are sold to Purchaser on the Closing Date (the "Huffy Packaging
Materials"). Purchaser shall have the right to use all such Huffy Packaging Materials containing such names until the later of such date on which all such Huffy
Packaging Materials are fully depleted or December 31, 1999. On and after December 31, 1999 Purchaser shall not have the right or license to reorder or use any new
Huffy Packaging Materials containing such names. Huffy shall have the right to inspect Purchaser's packaging materials and products utilizing its name to determine and ensure that its name is being used in the same manner, and in accordance with the same standards that Seller is using it prior to the Closing Date.
Purchaser shall indemnify Huffy, in accordance with Sections 1.2(b) and 10.3 hereof, for any liability, cost or other expense arising out of Purchaser's use of its name hereunder.

     Section 4.20  Union Agreements.   It is understood
and agreed that the Purchaser shall be considered a successor employer for purposes of this Agreement.
Purchaser shall assume from Seller and after the Closing Date shall be responsible for all of the legal and contractual obligations that the Seller has under applicable collective bargaining agreements with various labor organizations. These obligations include, but are not limited to, all obligations under WARN arising after the Closing and any obligations arising after the Closing which might be imposed as a matter of law under the National Labor Relations Act.

     Section 4.21  Severance.  Huffy, Hufco and Seller,
jointly and severally, shall pay:

     (a) the Permitted Termination Costs (as such term is defined below) with respect to all employees of Seller's Business who either (i) are not offered employment by Purchaser (or its Affiliates) from and after the Closing, or (ii) become employed by Purchaser
(or its Affiliates) as of the Closing but are discharged by Purchaser (or its Affiliates) at any time up to and until the six month anniversary of the Closing; provided that, the total amount of such payments for which Huffy, Hufco and/or Seller shall be jointly and severally obligated under Section 4.21(a) shall not exceed $750,000; and

     (b) the Executive Permitted Termination Costs (as such term is defined below) with respect to the eight executives identified on Schedule 4.21(b) hereto who either (i) are not offered employment by Purchaser (or its Affiliates) from and after the Closing or (ii) become employed by Purchaser (or its Affiliates) as of the Closing but are discharged by Purchaser (or its Affiliates) at any time up to and until the six month anniversary of the Closing.

     For purposes of this Section 4.21(a) , the term
"Permitted Termination Costs" means all severance and other related termination costs incurred with respect to the employees described in Section 4.21(a) (other than Executive Permitted Termination Costs as defined below) to the extent they do not exceed the amount, in the case of any particular employee, equal to the lesser of (i) the amount such employee would otherwise have received from Seller under Seller's standard severance policy (including, if applicable, the execution of a waiver and release) as in effect on the date of this Agreement or (ii) in the case of TTL employees who are not listed on Exhibit 4.21(b), any severance benefits required to be paid under applicable non-U.S. law, or applicable labor agreements or other custom and practice operating at TTL.

     For the purposes of Section 4.21(b), "Executive
Permitted Termination Costs" shall mean all severance and other related termination costs incurred with respect to the employees described in Section 4.21(b), and shall be limited to (i) costs arising out of or as a consequence of a lack of enforceability of the Huffy
Corporation Special Incentive Executive Bonus Plan, as amended, or any other similar plan or arrangement, (ii) up to the amount such employee would receive (by executing a waiver and release) from Seller under Seller's standard severance policy as in effect on the date of this Agreement; and (iii) in the case of TTL employees any severance benefits required to be paid under applicable non-U.S. law, or applicable labor agreements or other custom and practice operating at TTL.

     In no event will Huffy, Hufco and Seller assume or otherwise become in any way liable for any severance or similar costs or expenses after the Closing other than as specifically set forth in this Agreement.

     Section 4.22  Satisfaction of TTL Funded Debt.
TTL shall pay in full all outstanding indebtedness for borrowed money on or immediately prior to the Closing, and shall terminate the credit facilities, accommodations or other arrangements relating thereto.
The foregoing shall not include the Industrial
Development Authority grants to TTL.

    Section 4.23  Assignment of Camp Hill Lease.
Seller's net worth on November 30, 1994, as reflected on its internally generated balance sheet dated as of November 30, 1994, prepared in accordance with generally accepted accounting principles, consistently applied, was $39,590,000. On or prior to the Closing, Seller will provide Purchaser with written notice of Seller's net worth as reflected on its internally generated balance sheet dated as of the Closing Date, prepared in accordance with generally accepted accounting principles, consistently applied, as of the Closing Date. Purchaser shall not take any action prior to or on the Closing Date the result of which would be to reduce Purchaser's net worth as of the completion of the Closing below that of Seller immediately prior to the Closing.

     Section 4.24  Lantz Snow Saucers and Snow Boards.
Notwithstanding the fact that the Assets include tooling, equipment and inventory used by Seller's Lantz division to manufacture snow boards and snow saucers
("Snow Boards and Saucers"), Purchaser shall not use such tooling, equipment and inventory after the Closing to manufacture Snow Boards and Saucers and shall not otherwise distribute or sell Snow Boards and Saucers after the Closing (i) in any manner for a period of 24 months after the Closing, or (ii) after such 24-month period, unless any Snow Boards and Saucers then manufactured or distributed by Purchaser are clearly and indelibly marked to distinguish them from Snow
Boards and Saucers manufactured by Seller prior to the Closing Date.



                       ARTICLE V
                      The Closing

     If all of the conditions to Closing set forth in Articles VI and VII hereof are satisfied, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the third business day after the satisfaction of all such conditions or at such time and place as the parties may mutually agree (the "Closing Date").

                       ARTICLE VI
              Seller's Conditions to Close

     The obligations of Seller under Article VIII of this Agreement shall, at the option of Seller (which may be waived specifically in writing by Seller in whole or in part) be subject to the satisfaction on or prior to Closing, of the following conditions:

     Section 6.1  Representations and Warranties True
at Closing; Compliance with Agreement.   The
representations and warranties of Purchaser contained in this Agreement (including the Schedules and Attachments hereto) or in any certificate or document delivered to Seller pursuant hereto), shall be deemed to have been made again at the Closing Date and shall then be true in all respects; and Purchaser shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     Section 6.2  Regulatory Approvals.   Any
applicable waiting period required by each of the applicable Antitrust Improvements Acts shall have expired and no other review, approval or any other action of the Federal Trade Commission, the Antitrust
Division of the United States Department of Justice or any other applicable governmental authority shall be required in order to consummate the transactions contemplated hereby.

     Section 6.3  No Action/Proceeding.   No action or
proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Huffy or Seller or Purchaser as a result of which Huffy and Seller reasonably and in good faith deem that to proceed with the transactions hereunder may constitute a violation of law.

     Section 6.4  Compliance with Article IX.   The
Purchaser shall have made to the Seller the deliveries required by Article IX.

     Section 6.5  Other Prohibiting Transaction.   No
order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued, which would have the effect of
(a) making the transactions contemplated by this Agreement illegal, (b) otherwise preventing consummation of such transactions, or (c) imposing material limitations on the ability of Purchaser effectively to acquire and hold Assets, or, in either case, to exercise rights of ownership pursuant thereto.
There shall have been no United States federal or state, or any foreign, statute, rule or regulation enacted or promulgated after the date of this Agreement that would reasonably, directly or indirectly, result in any of the consequences referred to in this Section.

     Section 6.6  Approvals Concerning True Temper
Limited. (a) Seller shall have obtained all necessary consents, waivers, authorizations, approvals or other action from all third-party and governmental entities, including but not limited to, the Minister for Enterprise, Trade and Employment, stating in writing that she does not intend to make an order under section
9 of the Mergers, Take-overs and Monopolies (Control)
Act, 1978 (as amended) ("the Mergers Act") in relation to the proposed purchase of the capital stock; or if she makes an order subject to conditions, Purchaser accepting those conditions; or, if no such order is made and the Minister does not state in writing that she does not intend to make such an order, that the relevant period within the meaning of section 6 of the Mergers Act elapses.

     (b) Seller shall have obtained all necessary consents, waivers, authorizations, approvals or other action from all relevant nongovernmental third parties, including but not limited to the lessor of any real and/or personal property of TTL that are necessary and legally required before all of the capital stock of TTL may be sold to Purchaser hereunder.


                   ARTICLE VII
            Purchaser's Conditions to Close

     The obligations of Purchaser under Article IX of this Agreement are, at the option of Purchaser (which may be waived specifically in writing by Purchaser in whole or in part) subject to the satisfaction on or prior to Closing, of the following conditions:

     Section 7.1  Representations and Warranties True
at Closing; Compliance with Agreement.   The
representations and warranties of Seller, Hufco and/or
Huffy contained in this Agreement (including the Schedules and Attachments hereto) or in any certificate or document delivered to Purchaser pursuant hereto, shall be deemed to have been made again at the Closing
Date and shall then be true in all respects; and Seller shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date, including without limitation, the deliveries set forth in Section 8.6 hereof.

     Section 7.2  No Loss, Damage or Destruction.   In
the event there is any damage to or loss of any of the Assets or TTL Assets (whether by fire, theft, vandalism or other cause or casualty), the terms of Section 4.2 shall have been complied with to the satisfaction of Purchaser.

     Section 7.3  No Adverse Material Change.    Since
December 31, 1998 there shall not have been, any change in the condition (financial or otherwise), results of operations, assets, properties, business or prospects of Seller's Business that would constitute a Material
Adverse Effect.

     Section 7.4  Regulatory Approvals.   Any
applicable waiting period required by each of the applicable Antitrust Improvements Acts shall have expired, and no other review, approval or other action of the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, environmental land transfer acts, environmental approvals, or any other applicable governmental authority shall be required in order to consummate the transactions contemplated hereby. Further, Seller shall have filed all notices and obtained all approvals necessary for transfer of any real property interest to Purchaser under any applicable environmental real estate transfer laws and shall have obtained all approvals necessary to transfer all environmental permits currently held by Seller's Business to Purchaser.

     Section 7.5  No Action/Proceeding.  No action or
proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Huffy, Hufco, Seller or TTL or Purchaser as a result of which Purchaser reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law or may enable a third party to recover damages in respect thereto.

     Section 7.6  Compliance with Article VIII.   The
Seller shall have made to the Purchaser the deliveries required by Article VIII.

     Section 7.7  Other Prohibiting Transaction.   No
order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued, which would have the effect of
(a) making the transactions contemplated by this Agreement illegal, (b) otherwise preventing consummation of such transactions, or (c) imposing material limitations on the ability of Purchaser effectively to acquire and hold Assets, or, in either case, to exercise rights of ownership pursuant thereto.
There shall have been no United States federal or state, or any foreign, statute, rule or regulation enacted or promulgated after the date of this Agreement that would reasonably, directly or indirectly, result in any of the consequences referred to in this Section.

     Section 7.8  Environmental Due Diligence.
Purchaser shall be reasonably satisfied with the
results of Purchaser's due diligence with respect to
the presence or potential presence of any Hazardous
Substances on, in or under any or associated with any
Real Property.   Purchaser will agree to waive this
condition if, in its reasonable discretion, it is satisfied with Seller's agreement to indemnify
Purchaser for or to remediate the conditions raised as a result of its due diligence, provided Seller has no obligation to indemnify Purchaser for or remediate such conditions other than as provided for in this Agreement.

     Section 7.9  Lien Search.   Subject to Seller's
right to cure under Section 7.10(a) below, Purchaser shall have received satisfactory results of Lien searches with respect to the Assets, provided that Purchaser provides to Seller copies of all Lien searches it obtains with respect to any Assets and Seller had a reasonable opportunity to cure any issues.

     Section 7.10  Title and Survey.  Subject to
Seller's right to cure under Section 7.10(c) below, Purchaser shall have obtained, at its sole cost and expense, the following for each parcel of Real
Property, in form and substance satisfactory to Purchaser in its sole and unreviewable discretion:

     (a)  A policy of owner's or lessee's title
insurance in the form of a duly issued and marked-up commitment for title insurance (the "Title Policy") issued at regular rates by Commonwealth Land Title
Insurance Company (the "Title Company") under an ALTA
1970 Form B (Revised 10/17/70 and 3/30/84), with
affirmative endorsements (i) against mechanic's liens,
(ii) insuring against any violation of existing covenants, conditions or restrictions, and insuring that future violation will not result in forfeiture of title, (iii) insuring that all foundations in place as of the date of such policy are within the lot lines and applicable set back lines, (iv) insuring that the buildings and structures on the Real Property do not encroach onto adjoining land or onto any easements, (v) insuring that there are no encroachments of improvements from adjoining land onto the Real Property
(vi) removing any exceptions for matters which an accurate survey would disclose, and (vii) providing affirmative insurance with respect to such other matters as Purchaser shall reasonably specify.
(Easements, restrictions, covenants and other matters of record disclosed in the Title Policies to which Purchaser does not object at or prior to Closing are hereinafter referred to collectively as "Permitted
Exceptions.")

     (b)  A current survey of  the Real Property (the
"Survey"), prepared by a duly licensed land surveyor acceptable to Purchaser (the "Surveyor"). The Survey shall be currently dated, shall show the location on the Real Property of all buildings and improvements, building and set-back lines, easements, rights-of-way, encroachments, elevations between public roads providing access to the Real Property, and the boundary of the Real Property, and other such matters affecting the Real Property whether physically apparent from the ground, of record in public offices, or otherwise, and shall contain a legal description of the boundaries of the Real Property by metes and bounds which shall include a reference to the recorded plat, if any. The
Surveyor shall certify to Purchaser and to the Title
Company and to any party participating in the financing of the purchase of the Real Property that the Survey is correct and was made on the ground; and that there are no visible discrepancies, conflicts, encroachments, overlapping of improvements, violations of set-back lines, easements, rights-of-way or other such matters affecting the Real Property except as are shown on the Survey, and that the Survey conforms to all ALTA/ACSM and other applicable standards and requirements for a Class A Land Title Survey in the state in which the Real Property is located.

     (c)  Purchaser shall (i) provide Seller with
copies of all surveys, title reports, Lien searches or other evidence of Liens or other defects it receives regarding any of the Assets or TTL's properties and assets promptly after Purchaser's receipt thereof and
(ii) advise Seller in writing as to any Liens or other defects revealed in such reports, searches or evidence to which Purchaser objects ("Defects"). Seller may, but shall not be required to, use reasonable efforts to resolve any such Defects, provided, however, that if any such Defect can be removed solely by the payment of a sum certain to a third party, then Seller shall make any such payment in order to cure such Defect. If
Seller is unable to resolve any Defects within 30 days of the date of Purchaser's notice to Seller thereof, Seller shall so notify Purchaser of its inability to cure. Upon Purchaser's receipt of such notice, it shall either waive the incurable Defects and proceed to Closing (in which case such incurable Defects shall constitute Permitted Liens for purposes of this Agreement), or declare the condition to Closing set forth in Section 7.9 or 7.10 as the case may be, not to have been met.

     In addition, a Certificate of Title from A&L
Goodbody, counsel for Seller, will be provided at Seller's cost, in a form satisfactory to Purchaser, as to title to TTL's Real Property.

     Section 7.11  Approvals Concerning True Temper
Limited.   (a) Seller shall have obtained all necessary
consents, waivers, authorizations, approvals or other action from all governmental entities, including but not limited to, the Minister for Enterprise, Trade and Employment stating in writing that she does not intend to make an order under section 9 of the Mergers, Take-overs and Monopolies (Control) Act, 1978 (as amended)
("the Mergers Act") in relation to the proposed purchase of the capital stock; or if she makes an order subject to conditions, Purchaser accepting those conditions; or, if no such order is made and the Minister does not state in writing that she does not intend to make such an order, that the relevant period within the meaning of section 6 of the Mergers Act elapses.

     (b) Seller shall have obtained all necessary consents, waivers, authorizations, approvals or other action from all relevant nongovernmental third parties, including but not limited to the lessor of any real and/or personal property of TTL that are necessary and legally required before all of the capital stock of TTL may be sold to Purchaser hereunder.

                    ARTICLE VIII
          Obligations of Seller at Closing

     At Closing, Seller shall deliver or cause to be delivered to Purchaser the following in a form and substance reasonably satisfactory to Purchaser:

     Section 8.1  Documents Relating to Title of
Assets.   Seller or Huffy, as the case may be, shall
execute, acknowledge, deliver and cause to be executed, acknowledged and delivered to Purchaser:

     (a)  Deeds, bills of sales, vehicle titles,
assignments and endorsed stock certificates, in form and substance satisfactory to Purchaser and sufficient to convey to Purchaser good, valid and marketable fee simple title to all owned Assets free and clear of all Liens, except Permitted Liens.

     (b) An assignment to Purchaser and assumption by Purchaser of all of Seller's rights and interests in, to and under each Lease of real and personal property and Contracts constituting an Assumed Liability, except for any Potentially Excludable Contracts for which the applicable third party consents could not be obtained by the Closing Date.

     (c) Warranty deeds (or equivalent) in recordable form and substance satisfactory to Purchaser and sufficient to convey to Purchaser all of Seller's interest in the Owned Real Property free and clear of all Liens, mortgages, pledges, encumbrances, security interest, covenants, easements, rights of way, equities, options, rights of first refusal, restrictions, special tax or governmental assessments, defects in title, encroachments and other burdens, except for Permitted Exceptions. To the extent that Seller or any affiliate of Seller originally acquired title to any parcel of Owned Real Property by general warranty deed (or equivalent), such parcel shall be conveyed by general warranty deed (or equivalent);
otherwise all parcels of Owned Real Property shall be conveyed by special warranty deed (or equivalent).

     (d)  An Affidavit of Non-Foreign Status as
required by the Foreign Investment and Real Property
Tax Act Section 1445(b)(2), as amended.

     (e)  A trade mark and patent assignment agreement.

     (f) Seller will deliver to Purchaser all bills of material containing the recipes for the mix of resins
(prime, off-spec, reground or any other kinds of resins), colorants, fillers and all other ingredients which it uses in the manufacture of plastic products of substantially the same quality as produced, marketed and sold by Seller on the date of this Agreement and the identity (including the individual to contact), address, telephone numbers and e-mail address of Seller's vendors and other sources of supply of reground resin and off-spec resin as of the date of this Agreement.

     (g)  Such other documents as Purchaser may
reasonably request to facilitate the transfer of the Owned Real Property and Purchaser's obtaining title insurance insuring Purchaser's title in and to the Owned Real Property.

     Section 8.2  Possession.   Seller shall deliver to
Purchaser full possession and control of the Assets.

     Section 8.3  Opinion of Seller's Counsel.   Seller
shall deliver to Purchaser the favorable opinions of counsel for Seller and for TTL, each dated as of the Closing Date, and each in a form reasonably satisfactory to Purchaser.

     Section 8.4  Corporate Good Standing and Corporate
Resolution.   Seller, Huffy and Hufco shall deliver to
Purchaser Certificates of Good Standing from the secretaries of states of organization for Seller (and equivalents, if any, for TTL), together with a certified copy of the resolutions of the Board of Directors of Huffy, Hufco and Seller, and of the sole stockholder of Seller, Huffy and Hufco, authorizing the execution, delivery and consummation of this Agreement and the execution, delivery and consummation of all other agreements and documents executed in connection herewith by them, including all deeds, bills of sale and other instruments required hereunder and certified by officers of the respective entities to be validly adopted and in full force and effect and unamended as of Closing.

     Section 8.5  Closing Certificate.   Huffy, Hufco
and Seller, respectively, shall deliver to Purchaser certificates of their respective executive officers, dated as of Closing, certifying that (a) each covenant and obligation of Huffy, Hufco or Seller, as the case may be, has been complied with in all material respects, and (b) each representation and warranty of Seller, Hufco and Huffy, as the case may be, are true and correct on the Closing as if made on and as of the Closing.

     Section 8.6  Third Party Consents.   Seller shall
deliver to Purchaser any consents, approvals, waivers and authorizations of third parties which are necessary in the reasonable opinion of Purchaser for the execution, delivery and consummation of this Agreement, including without limitation, those referred to in
Section 6.6 hereof, as well as those necessary for the assignment of the Leases and Contracts included in the Assumed Liabilities, except any such consents the absence of which, individually or cumulated with all other absent consents, would not have a Material
Adverse Effect, each of which is listed on Schedule 8.6 and is herein referred to as a "Potentially Excludable
Contract."

     Section 8.7  Additionally Requested Documents;
Post Closing Assistance.   At the reasonable request of
Purchaser at the Closing Date and at any time or from time to time thereafter, Huffy, Hufco and Seller shall cooperate with Purchaser to put Purchaser in actual possession and operating control of the Assets, execute and deliver such further instruments of sale, conveyance, transfer and assignment, as Purchaser may reasonably request in order to effectively sell, convey, transfer and assign the Assets to Purchaser, to execute and deliver such further instruments and to take such other actions as Purchaser may reasonably request to release Purchaser from all obligation and liability with regard to any obligation or liability retained by Seller.

                    ARTICLE IX
         Obligations of Purchaser at Closing

     At Closing, Purchaser shall deliver or cause to be delivered to Seller the following in a form and substance reasonably satisfactory to Seller:

     Section 9.1  Purchase Price.   Purchaser shall
deliver to Seller cash or other immediately available funds in the aggregate amount of the Purchase Price specified herein and shall deliver to the Escrow Agent the balance of the Purchase Price (prior to adjustment as set forth in Section 1.5 hereof) as specified herein.

     Section 9.2  Corporate Good Standing and Certified
Board Resolutions.   Purchaser shall deliver to Seller
a certificate of Good Standing from the secretary of the state of organization for the Purchaser and a certified copy of the resolutions of the Board of Directors of the Purchaser approving this Agreement and consummation of the transactions intended hereby.

     Section 9.3  Assumption of Liabilities.
Purchaser shall assume and covenant to fully perform and comply with all of the Assumed Liabilities pursuant to the form of Assumption Agreement attached hereto as Exhibit B.

     Section 9.4  Assumption of Benefit Plans.

     (a) Seller will cause an amount to be transferred from the Huffy Corporation Retirement Plan (the
"Salaried Plan") to a designated pension plan maintained by Purchaser (or a designated affiliate of Purchaser) equal to the assets attributable to the accrued benefits of active and retired employee's of Seller's Business under the Salaried Plan as of the Closing (which assets will be sufficient to the amount required to satisfy Code section 414(l) or to provide benefits on a termination basis in accordance with ERISA section 4044 as certified by Seller's actuary in accordance with actuarial assumptions consistent with prior practice or pursuant to Code section 414(l) or ERISA section 4044, as applicable). In addition, an appropriate reduction in the Purchase Price shall be made as specified on Schedule 9.4(b). All amounts transferred pursuant to the preceding sentence will be increased or decreased to reflect the interim period between the Closing and the date of such transfer based on the actual investment performance of the Salaried
Plan trust fund. Such asset transfer will be completed as soon as reasonably practicable following the later of (i) the Closing Date; (ii) the date on which the Internal Revenue Service issues a determination letter in response to the application submitted with respect to the Salaried Plan on July 31, 1998; or (iii)
December 31, 1999.

     (b)  With respect to each Assumed Plan that
constitutes the entirety of a Benefit Plan, Seller will cause such plan (and any trust(s) maintained in connection with such plan) to be amended to reflect
Purchaser (or a designated affiliate of Purchaser) as the plan sponsor and will take such actions as are reasonably requested by Purchaser to facilitate the adoption of such plan and trust(s) by Purchaser (or a designated affiliate of Purchaser).

     Section 9.5  Closing Certificate.   Purchaser
shall deliver to Seller a certificate of officers of the Purchaser, dated as of Closing, certifying that (a) each covenant and condition precedent of Purchaser has been complied with by Purchaser in all material respects and (b) each representation and warranty of Purchaser is true and correct on the Closing as if made on and as of the Closing.

     Section 9.6  Group Health Continuation.  With
respect to any Benefit Plan that is a group health plan
(as defined in section 607 of ERISA), Seller will comply with the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code to provide continuation coverage and notice of such coverage to any employees of Seller's Business and any eligible dependents of such employees who incur a "qualifying event" on or prior to the Closing, or otherwise in connection with the transactions contemplated hereunder. Seller will continue to provide such continuation coverage for the full continuation period set forth in ERISA Section 602(2), determined without regard to ERISA Section 602(2)(B).
Seller and Purchaser agree that Purchaser is not intended to be and is not a successor employer to the Seller with respect to COBRA.


                       ARTICLE X
       Indemnification and Survival of Provisions

     Section 10.1  Survival.   The covenants and
agreements contained in this Agreement and any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the Closing and remain in full force and effect. The representations and warranties set forth in Articles II and III shall survive the Closing and remain in full force and effect until the second anniversary of the Closing Date; provided, however, that the representations and warranties contained in Sections
2.1, 2.2, 2.6, 2.35, 3.1, 3.2 and 3.3 or which
otherwise relate to title of the Assets shall survive indefinitely and the representations and warranties contained in Section 2.19, 2.24, 2.31, 2.32 and 2.34 and the indemnities contained in Sections 10.2(g)(i),
(ii) and (iii) shall survive for the applicable statute of limitations period and any extensions thereof.

     Section 10.2  Seller's Indemnification
Obligations.   Huffy, Hufco and Seller shall, jointly
and severally, indemnify and hold Purchaser and its Affiliates, their successors and assigns, and their respective officers, shareholders, attorneys and agents
(collectively, the "Purchaser Indemnified Parties") harmless from and against, and in respect of:

     (a) all obligations and liabilities of Seller or any of its Affiliates, whether accrued, absolute, fixed, contingent or otherwise, not assumed herein by Purchaser or pursuant to the Assumption Agreement or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein;

     (b) any claim, cost, loss, liability, settlement, judgment, charge, fee, expense, or damage
(collectively, "Damages") incurred or sustained by Purchaser or its Affiliates as a result of any inaccuracy or breach of any representation or warranty by Seller, Hufco or Huffy contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein
(notwithstanding any investigation made by Purchaser or any disclosure made by Huffy, Hufco, Seller or TTL herein or otherwise); provided, however, that (i)
Seller, Hufco and Huffy shall be required to  indemnify
Purchaser or its Affiliates pursuant to this clause (b) for any such breaches or inaccuracies, except with respect to Section 2.28 above, only to the extent that the aggregate Damages resulting from such breaches or inaccuracies to Purchaser or its Affiliates (excluding any claims described in the following subclause (ii)) exceed $250,000; (ii) Purchaser and its Affiliates shall not assert any claim against Seller which individually (or in the aggregate with respect to related claims) which is less than $25,000; and (iii) any claim for indemnification under this clause (b) must be made in writing in reasonable detail to Huffy not later than the expiration of the applicable survival period specified in Section 10.1;

     (c)  any Damages incurred or sustained by
Purchaser or its Affiliates as a result of a breach by Seller, Hufco or Huffy of any covenant or other agreement contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein;

     (d) any Damages for Taxes arising at any time out of the operation of the business of Seller or TTL and their Affiliates prior to the close of business on the Closing Date or incurred in connection with the transactions contemplated by this Agreement (including any transfer or recording taxes);

     (e) any Damage (including liabilities for any Taxes) imposed upon, asserted against, incurred or sustained by Purchaser or its Affiliates as a result of the noncompliance by the parties hereto with any applicable Bulk Sales Laws;

     (f)  any Damages incurred or sustained by
Purchaser or its Affiliates as a result of the operation of the Seller's Business prior to the close of business on the Closing Date, including without limitation, Damages based upon alleged injuries to persons, property or business by reason of alleged defectiveness, improper design or manufacture or malfunction, or otherwise, of any product manufactured by Seller, TTL or Seller's Business, whether known or unknown, currently asserted or arising hereafter, if such claims are based upon or arise out of injuries to person or property (i) occurring or alleged to have occurred prior to the date ten months after the Closing
Date and/or (ii) occurring or alleged to have occurred at any time if such injury is related to Snow Boards and Saucers manufactured or sold by Seller, except to the extent assumed herein by Purchaser or pursuant to the Assumption Agreement;

     (g) any Damages or Remedial Action Costs suffered or incurred by the Purchaser Indemnified Parties as a result of, arising out of or with respect to:

     (i) subject to the limitations and requirements set forth in Section 10.1 and 10.2(b), any breach or inaccuracy of any representation or warranty set forth in Section 2.19;

     (ii) subject to the limitations and requirements set forth in Section 10.1 and 10.2(b), and unless covered or otherwise contemplated by Sections
10.2(g)(iii) or 10.2(g)(iv) hereof, operation of Seller's Business or use of the Owned Real Property,
Leased Real Property or any other property owned, operated or otherwise used by Seller's Business
(collectively, the "Seller Sites") prior to the Closing
Date, pertaining to or in any way associated with (A)
Remedial Action of Hazardous Substances located at, on, in or under any of the Seller Sites or any property affected by the migration of Hazardous Substances from any of the Seller Sites required by any Environmental
Law or pursuant to the requirement of any Governmental
Authority ("Seller Real Estate Matter"), (B) fines, penalties or Remedial Action required to bring Seller's
Business into compliance, in all material respects, with any Environmental Law, Environmental Permit or pursuant to the requirement of any Governmental
Authority ("Seller Compliance Matter"), (C) the transportation, treatment, handling, recycling, sale or off-site disposal of Hazardous Substances by Seller's
Business or from any of the Seller Sites ("Seller
Disposal Matter"), (D) the exposure of any person not an employee of Seller's Business to any Hazardous
Substances handled, stored, processed, generated,
Released, or otherwise used by Seller's Business or at the Seller Sites ("Seller Exposure Matter"), and (E) the destruction or loss of or other impact to natural resources ("Seller Natural Resources Matter"). Damages and Remedial Action Costs do not include the demands, directives or orders of any Governmental Authority which would not reasonably have arisen or been issued except for actions by Purchaser, its Affiliates, agents or assigns to solicit or seek such an order, directive or demand for action, provided such limitation does not apply to notices required by applicable law.

     (iii)  those matters set forth in Schedule
10.2(g)(iii) hereto.

     (iv)  those matters set forth in Schedule
10.2(g)(iv) hereto.

     Notwithstanding the foregoing, if as a result of Purchaser's due diligence pursuant to Section 7.8, Purchaser identifies Remedial Action required by
Section 10.2(g)(iii) the cost of which would exceed
$3,000,000 (including the $1,000,000 held in escrow pursuant to the Escrow Agreement which is applicable to environmental matters), Seller may elect, by serving written notice to Purchaser, not to proceed with such Remedial Action and such non-action by Seller shall not be deemed a breach of this Agreement. If Purchaser nevertheless elects to waive the taking of such Remedial Action by Seller and to Close, Seller shall not incur additional obligations under Section 10.2(g) for the cost of such Remedial Action not taken.

     (h) 50% of any Damages incurred or sustained by Purchaser or its Affiliates as a result of Purchaser's failure to achieve the appropriate sales levels specified pursuant to that certain License Agreement, dated January 1, 1999 by and between Stanley Logistics,
Inc., the Stanley Works and the Seller, as amended, which sales levels are described on Schedule 10.2(h) appended hereto, provided that Purchaser is not in breach under such License Agreement for any reason other than its failure to achieve such sales levels, and provided further, that Seller shall have no liability hereunder in the event Purchaser, as Seller's successor-in-interest to such License Agreement, enters into an amended, restated or revised License Agreement with Stanley Logistics, Inc. and Stanley Works;

     (i)  any Damages incurred or sustained by
Purchaser or its Affiliates arising out of, relating to, or in connection with, Timothy D. Clark vs. True
Temper Hardware Company, or any of the facts and circumstances thereof including any costs incurred by Purchaser in retaining counsel to defend Purchaser in the event the Complaint in such litigation is amended after the Closing to specifically name Purchaser as a defendant, provided that Seller's indemnification obligation shall not extend to any costs reasonably related to allegations that Purchaser is liable for any of its acts, or failures to act, occurring after the Closing;

     (j) those matters for which Purchaser is entitled to indemnification as set forth in Section 13.12 hereof; and

     (k) all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Purchaser or its Affiliates in connection with any action, investigation, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 10.2.

     Section 10.3   Purchaser's Indemnification
Obligation. Purchaser shall indemnify and hold Huffy, Hufco, Seller, and their Affiliates, their respective successors and assigns, and their respective officers, shareholders, attorneys and agents (collectively the "Seller Indemnified Parties") harmless from and against, and in respect of:

     (a) all obligations and liabilities of Purchaser or any of its Affiliates, whether accrued, absolute, fixed, contingent or otherwise, assumed herein by Purchaser or pursuant to the Assumption Agreement or assumed under any other agreement executed and delivered by the parties in furtherance of the transactions described herein;

     (b) any Damages incurred or sustained by Seller or its Affiliates as a result of any inaccuracy or breach of any representation or warranty by Purchaser contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein; provided, however, that
(i) Purchaser shall be required to indemnify Seller or its Affiliates pursuant to this clause (b) for any such breaches or inaccuracies only to the extent that the aggregate Damages resulting from such breaches or inaccuracies to Seller or its Affiliates (excluding any claims described in the following subclause (ii)) exceed $250,000; (ii) Seller and its Affiliates shall not assert any claim against Purchaser which individually (or in the aggregate with respect to related claims) which is less than $25,000; and (iii) any claim for indemnification under this clause (b) must be made in writing in reasonable detail to Purchaser not later than the expiration of the applicable survival period specified in Section 10.1;

     (c) any Damages incurred or sustained by Seller or its Affiliates as a result of a breach by Purchaser of any covenant or other agreement contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein;

     (d) any Damages for Taxes arising at any time out of the operation of the business of Purchaser after the close of business on the Closing Date or incurred in connection with the transactions contemplated by this Agreement, other than Taxes assumed by or allocated to Seller pursuant to the terms of this Agreement;

     (e) any Damages incurred or sustained by Seller or its Affiliates as a result of the operation of the business after the Closing Date by Purchaser, including but not limited to Damages arising out of product liability claims based upon or arising out of injuries to person or property occurring or alleged to have occurred on or after the date ten months after the Closing Date, but specifically excluding any liabilities relating to Snow Boards and Saucers manufactured or sold by Seller at any time, to the extent that the Damages do not relate to actions taken by Seller or its Affiliates prior to the Closing Date or otherwise relate to matters for which Seller is obligated to Purchaser pursuant to Section 10.2 hereof;

     (f) any Damages incurred or sustained by Seller or its Affiliates as a result of the operation of Seller's Business after the close of business on the Closing Date, including without limitation, Damages based upon alleged injuries to persons, property or business by reason of alleged defectiveness, improper design or manufacture or malfunction, or otherwise, of any product manufactured by Purchaser in the operation of Seller's Business, if such claims are based upon or arise out of injuries or other events occurring, or products manufactured, after the Closing Date, except to the extent specifically retained herein by Seller or pursuant to the Assumption Agreement.

     (g)  any Damages and Remedial Action Costs
suffered or incurred by the Seller Indemnified Parties as a result of, arising out of or with respect to Purchaser's business operations ("Purchaser's
Business") or use of the Owned Real Property, Leased
Real Property or any other property owned, operated or otherwise used by Purchaser's Business after the Closing Date (collectively, the "Purchaser Sites"), pertaining to or in any way associated with (A)
Remedial Action of Hazardous Substances located at, on, in or under any of the Purchaser Sites or any property affected by the migration of Hazardous Substances from any of the Purchaser Sites required by any Environmental Law or pursuant to the requirement of any Governmental Authority ("Purchaser Real Estate
Matter"), (B) fines, penalties or Remedial Action required to bring Purchaser's Business into compliance, in all material respects, with any Environmental Law, Environmental Permit or pursuant to the requirement of any Governmental Authority ("Purchaser Compliance
Matter"), (C) the transportation, treatment, handling, recycling, sale or off-site disposal of Hazardous
Substances by Purchaser's Business or from any of the Purchaser Sites ("Purchaser Disposal Matter"), (D) the exposure of any person not an employee of Purchaser's
Business to any Hazardous Substances handled, stored, processed, generated, Released, or otherwise used by Purchaser's Business or at the Purchaser Sites
("Purchaser Exposure Matter"), and (E) the destruction or loss of or other impact to natural resources caused by Purchaser's Business ("Purchaser Natural Resource
Matter"). Damages and Remedial Action Costs do not include the requirement of any Governmental Authority which would not reasonably have been the subject of an order, directive or demand except for actions by Seller, its Affiliates, agents or assigns to solicit directly or indirectly such an order, directive or demand for action.

     (h)  those matters for which Purchaser is
obligated to provide indemnification as set forth in
Section 13.12 hereof; and

     (i) all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Seller or its Affiliates in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 10.3.

     Section 10.4  Procedure for Indemnification.   The
procedure to be followed in connection with any claim for indemnification by Purchaser under Section 10.3 or by Seller, Hufco or Huffy under Section 10.2 or any claims by one party against the other, is set forth below:

     (a) Notice. Whenever any indemnified party shall have received notice that a claim has been asserted or threatened against such indemnified party, which, if valid, would subject the indemnifying party to an indemnity obligation under this Agreement, the indemnified party shall promptly notify the indemnifying party of such claim, together with supporting facts and data to support the claim for indemnification, provided, however, that the failure of the indemnified party to give timely notice hereunder shall relieve the indemnifying party of its indemnification obligations under this Agreement to the extent, but only to the extent that, such failure materially prejudices the indemnifying party's ability to defend such claim.

     (b)  Defense of a Claim.  Except as provided in
Section 10.4(f) as to environmental claims, the indemnifying party will have the right, but not the obligation, to assume the defense of any claim which is the subject of indemnification under this Agreement so long as, in either event, the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party hereunder; provided, however, if there is a reasonable probability that a claim may adversely affect the business or property of the indemnified party despite the indemnity of the indemnifying party, the indemnified party shall have the right at its option to defend, at its own cost and expense, and to compromise or settle such claim, which compromise or settlement (with respect to amounts to be paid by the indemnifying party) shall be made only with the written consent of the indemnifying party, such consent not to be unreasonably withheld, provided the indemnifying party receives a complete release of all obligations and liabilities in any manner related to such claim. The indemnified party shall promptly notify the indemnifying party of any compromise or settlement proposal with respect to the claim and shall not unreasonably refuse to accept that portion of any such proposal requiring the payment by the indemnifying party if the same is acceptable to the indemnifying party and the indemnifying party receives a complete release of all obligations and liabilities in any manner related to such claim.

     If the indemnifying party fails to assume the defense of such claim (by failing to notify the indemnified party that it acknowledges its obligation to indemnify the indemnified party or that it will undertake the defense) within ten business days after receipt of notice of a claim for indemnification, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, and provided, however, that the indemnified party shall not enter into any such compromise or settlement with respect to amounts to be paid by the indemnifying party without the written consent of the indemnifying party, which consent shall not be unreasonably withheld provided the indemnifying party receives a complete release of all obligations and liabilities in any manner related to such claim. In the event the indemnifying party assumes defense of the claim, the indemnifying party will keep the indemnified party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall have the sole right to defend, settle or otherwise dispose of such claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate; provided, however, that the indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any such claim if as a result of such settlement the indemnified party would become subject to injunctive or other equitable relief or the business of the indemnified party would be adversely affected in any manner (including without limitation the payment or obligation to pay on the part of the indemnified party any amount) or the indemnified party would not receive on the effective date of the indemnifying party's ceasing to defend, settling or otherwise disposing of such claim without any cost or expense to the indemnified party a complete release of all obligations and liabilities arising out of, or in respect of such claims in form and content reasonably satisfactory to indemnified party. If the indemnified party has elected to be represented by separate counsel, such settlement or compromise shall be effected only with the consent of the indemnified party, which consent shall not be unreasonably withheld.

     After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except as otherwise contemplated by this Agreement, the indemnifying party shall not be liable to the indemnified party under this
Section 10.4(b) for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof, provided, however, that the indemnified party shall have the right to employ counsel to represent it if, in the indemnified party's counsel's opinion, it is advisable for the indemnified party to be represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party. The parties each agree to render to the other parties such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding.

     (c)  No Additional Obligations.   The obligation
of the indemnifying party to defend, or be responsible for indemnifying the indemnified party, with respect to any claim made pursuant to this Article X, shall be limited to the specific indemnification obligations set forth in this Agreement.

     (d)  Survival.   The indemnities provided in this
Article X shall survive the Closing.

     (e)  Treatment of Indemnity Payments.   The
parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law. To the extent that any indemnity claim is required by any taxing authority or by applicable law to be treated as taxable income to the party making the claim and is not under applicable law permitted to be treated as an adjustment to the Purchase Price, the amount of any indemnity payment shall be determined on an after-tax basis
(after taking into consideration any related deductions and assuming a tax rate equal to the maximum marginal federal corporate income tax rate for the taxable year in which the indemnity is determined to be taxable).

     (f)  Procedure Relating to Purchaser's
Environmental Indemnity.  (i) To the extent Purchaser
Indemnified Parties seek indemnification under Section
10.2(g) hereof, they shall first be obligated to provide Seller with prompt written notice of each such claim, loss, Remedial Action Cost or Damages
("Purchaser Environmental Claim Notice").  For Seller
Compliance Matters in which Remedial Action must be undertaken, the Purchaser will be automatically responsible for carrying out all such action, and any negotiations with Governmental Authorities, except as to fines and penalties or other monetary assessments to the extent such fines and/or penalties are attributable to Seller's Business. For all other matters and Seller
Real Estate Matters, Seller Disposal Matters, Seller
Exposure Matters and Seller Natural Resource Matters,
Seller shall have 30 days following delivery of any Purchaser Environmental Claim Notice to advise the
Purchaser Indemnified Parties in writing of its intent to defend and indemnify the Purchaser Indemnified
Parties for the matter set forth in the Purchaser
Environmental Claim Notice.  If Seller denies the
Claim, fails to respond within 30 days or advises that it will choose not to undertake management of the defense of the Claim, the Purchaser Indemnified Parties may do so, as long as such management is commercially reasonable and acceptable under applicable
Environmental Law and to Governmental Authorities with jurisdiction, if any, over such matters.

     (ii) To the extent the Seller Indemnified Parties seek indemnification under Section 10.3(g) hereof, they shall first be obligated to provide Purchaser with prompt written notice of each such claim, loss, Remedial Action Cost or Damages ("Seller Environmental
Claim Notice"). For Purchaser Compliance Matters in which Remedial Action must be undertaken the Seller will be automatically responsible for carrying out all such action (unless the Purchaser and Seller otherwise agree), and any negotiations with Governmental
Authorities, except as to fines and penalties or other monetary assessments to the extent such fines and/or penalties are attributable to Purchaser's Business.
For all other matters and Purchaser Real Estate
Matters, Purchaser Disposal Matters, Purchaser Exposure
Matters and Purchaser Natural Resource Matters,
Purchaser shall have 30 days following delivery of any Seller Environmental Claim Notice to advise the Seller
Indemnified Parties in writing of its intent to defend and indemnify the Seller Indemnified Parties for the matter set forth in the Seller Environmental Claim
Notice. If Purchaser denies the Claim, fails to respond within 30 days or advises that it will choose not to undertake management of the defense of the Claim, the Seller Indemnified Parties may do so, as long as such management is commercially reasonable and acceptable under applicable Environmental Law and to Governmental Authorities with jurisdiction, if any, over such matters.

     Regardless of which Party has undertaken management of any Claim, the parties shall at all times cooperate with one another and shall direct their respective agents to so cooperate. Said cooperation shall include, but is not limited to, providing access to all documents and data prepared by either party or its agent, providing notice prior to entry on any property and the opportunity for joint inspection of site work and sharing of samples intended for analysis, accepting reasonable requested revisions to any proposed work plan, report, summary, position paper, or similar document, providing reasonable advance notice of any meeting or teleconference with Governmental
Authorities and allowing the participation of the non-managing party at any such conference or meeting.
Further, with regard to Real Estate Matters affecting any Owned Real Property or Leased Real Property, in undertaking any Remedial Action, the managing party shall seek to employ Remedial Action alternatives which
(i) are commercially reasonable and available, (ii) are, or should be, acceptable under prevailing
Environmental Law and governmental Authorities, and
(iii) result in or impose a burden that lowers the market value or marketability of any of the Owned Real
Property or Leased Real Property or Seller's business or causes material inconvenience or disruption to any of the operations of Seller's Business.

                    ARTICLE XI
      Non-Competition and Non-Solicitation Covenant

     Section 11.1  Basic Covenant.   Huffy, Hufco and
Seller agree, jointly and severally, that for a period of five years from and after the Closing Date they will not, directly or indirectly, engage as a principal, agent, partner, stockholder (other than as passive investor owning less than 5% of a publicly-traded company), member, consultant, lender or in any other capacity, in a business, directly or indirectly, that would be competitive with Seller's Business sold to Purchaser hereunder. From the date hereof until the second anniversary of the Closing Date, none of Huffy, Hufco or Seller or any other Affiliate will (i) solicit for hiring or hire (or assist or encourage the solicitation of) any of the employees, consultants, agents, or distributors of Purchaser, Seller or their respective Affiliates as of the date hereof or at any time during the period ending on the second anniversary of the Closing; provided, that the foregoing restriction shall not prohibit general solicitations of employment in a publication of general circulation or otherwise not specifically targeted at Purchaser's employees and shall not apply to employees of Purchaser whose employment by Purchaser has been terminated by Purchaser, (ii) influence or attempt to influence any supplier, customer or potential customer of the Purchaser or Seller's Business to terminate or modify any written or oral agreement or course of dealing with the Purchaser or Seller's Business, or (iii) actively solicit to employ or retain, or arrange to have any other person or entity employ or retain, any person who is an employee of Seller's Business (on the date hereof) or who is presently being recruited to become employed or retained by Seller's Business as an employee, or in a similar such capacity.

     Section 11.2  Enforcement.  Huffy, Hufco and
Seller hereby agree and acknowledge that the restrictions contained in this Article XI are reasonable and necessary to protect the legitimate interests of the Purchaser and its Affiliates and that Purchaser would not enter into this Agreement or purchase the Assets without the covenant and agreement of Huffy, Hufco and Seller to the non-competition covenant contained herein. The parties agree that if Huffy, Hufco or Seller violates this covenant that continuing and irreparable harm will be caused to Purchaser thereby for which there is no adequate remedy at law and that Purchaser shall be entitled, in addition to any other remedies and damages available, to seek an injunction to restrain the violation of this covenant. None of Huffy, Hufco or Seller shall, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists. In the event of such breach by Huffy, Hufco or Seller, the Purchaser shall have the right to enforce the provisions of this
Article XI by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Purchaser. If an action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements.

     Section 11.3  Savings Clause.   In the event that
the provisions of this Article XI should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law. In the event that any of Huffy, Hufco or Seller shall be in breach of any of the restrictions contained in this Article XI, then the period of time in which such restrictions shall be effective shall be extended for a period of time equal to the period of time that Huffy, Hufco or Seller (as the case may be) is in breach of such restriction.

     Section 11.4  Covenant.   From the date hereof
until the second anniversary of the Closing Date, none of Purchaser, U. S. Industries, Inc. or their respective Affiliates will (i) solicit for hiring or hire (or assist or encourage the solicitation of) any of the employees, consultants, agents or distributors of Huffy, Hufco or their respective Affiliates as of the date hereof or at any time during the period ending on the second anniversary of the Closing (excluding
Seller and TTL); provided, that the foregoing restrictions shall not prohibit general solicitations of employment in a publication of general circulation or otherwise not specifically targeted at such employees and shall not apply to any such employees who have been terminated.

                    ARTICLE XII
                    Termination

     Section 12.1  General.   This Agreement may be
terminated and the transactions contemplated herein may be abandoned, (a) by mutual written consent of Purchaser and Seller, (b) by either Purchaser or Seller, if any permanent injunction or action by any governmental authority preventing the consummation of the Closing shall have become final and nonappealable,
(c) by any party by notice to the other party in the event that the Closing Date shall not have occurred on or before April 1, 1999; provided, if the only condition to Closing not satisfied is the Antitrust
Improvements Act compliance set forth in Section 4.6 hereto, then that date shall be September 30, 1999;
provided further, that if the Closing Date shall not have occurred on or before such dates due to the act or omission of one of the parties in violation of any provision of this Agreement, that party may not terminate the Agreement pursuant to this clause (c) of
Section 12.1.

     Section 12.2  No Liabilities in Event of
Termination.   In the event of any termination of the
Agreement as provided in Section 12.1 above, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of Purchaser, Seller, Hufco or Huffy, except that the obligations of Purchaser, Seller, Hufco and Huffy under Sections 4.5, 4.7 and
Article X of this Agreement shall remain in full force and effect, and except that termination shall not preclude any party from suing the other party for breach of this Agreement.

                   ARTICLE XIII
                  Miscellaneous

     Section  13.1  Headings.  The subject headings of
the sections, paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     Section  13.2  Entire Agreement, Modification and
Waiver.   This Agreement, together with the agreements
referenced herein or contemplated hereby, constitute the entire agreement between the parties pertaining to its subject matter and supersede all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.
No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     Section  13.3  Counterparts.   This Agreement may
be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section  13.4  Rights of Parties.   Nothing in
this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

     Section  13.5  Assignment.   Purchaser shall not
assign this Agreement except to an Affiliate or successor. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives and successors. Seller shall be free to assign its right to receive payments under Section 1.3 to any party upon delivery of written notice thereof to Purchaser not less than two days prior to the Closing Date; provided however, that none of Huffy, Hufco or Seller may assign any other right, or delegate any obligation hereunder, without the prior written consent of Purchaser.

     Section  13.6  Remedies.   Each party's obligation
under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages;
accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

     Section  13.7  Effect of Certain Actions.   No
action taken pursuant to or related to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein.

     Section 13.8  Schedules and Exhibits.  All
Schedules and Exhibits are incorporated herein by reference and are an integral part of this Agreement as if set fully herein. Seller may at any time between execution of this Agreement and the Closing Date provide Purchaser in writing as a supplement to any Schedule hereto any information considered necessary by Seller to cause such Schedule to be complete and accurate. The provision of such information shall not affect the right of Purchaser to elect not to close the transactions contemplated by this Agreement if the representations and warranties of Seller contained in this Agreement at the time of execution hereof shall not be true and correct in all material respects at the time of the Closing Date, and if, despite such right, Purchaser nevertheless elects to close, Purchaser shall not thereby be deemed to have waived any such disclosed misrepresentation or breach of warranty, as of the date of this Agreement, any claim against Seller by reason thereof.

     Section 13.9  Notices.  All notices, requests,
demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party (including without limitation service by overnight courier service) to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, at the address set forth below, or on the date of service if delivered by facsimile to the facsimile number set forth below which facsimile is confirmed within three days by deposit of a copy of such notice in first class mail, registered or certified, postage prepaid at the address set forth below. Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

If to Seller, Hufco or Huffy Corporation
to Huffy:              225 Byers Road
                       Miamisburg, OH 45342
                       Attn: Ms. Nancy A. Michaud
                        Vice President-General
                        Counsel and Secretary
                       Fax: (937) 865-5414

with a copy to:        Dinsmore & Shohl LLP
                       1900 Chemed Center
                       255 East Fifth Street
                       Cincinnati, OH 45202
                       Attn: Clifford A. Roe, Jr., Esq.
                       Fax: (513) 977-8501

If to Purchaser:       TTHA Corp.
                       c/o USI Hardware & Tools
                       230 Half Mile Road
                       Red Bank, New Jersey 07701
                       Attn: Charles D. Carpenter, VP -
                       Corporate Development
                       Fax: (732) 345-1635

With a copy to:        Pepper Hamilton LLP
                       3000 Two Logan Square
                       18th and Arch Streets
                       Philadelphia, Pennsylvania 19103
                       Attn: Cary S. Levinson, Esq.
                       Fax: (251) 981-4750

And as to              Edwards & Angell, LLP
environmental          150 John F. Kennedy Parkway
matters, with a        Short Hills, NJ 07078-2701
copy to:               Attn: Eric J. Nemeth
                       Fax: (888) 325-9146

     Section 13.10  Knowledge of Seller.   To the
knowledge of Seller, to Seller's knowledge or any counterparts thereof shall mean the actual knowledge of the officers of Seller and the Managing Director of TTL and those other natural persons listed on Schedule
13.10 hereto.

     Section 13.11  Severability.   If any provision of
this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     Section 13.12  Meanings of Certain Terms.   As
used in this Agreement the term "Affiliate" as to any person, means any other person, that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such person.

     Section 13.13  Transfer Taxes and Recording
Expenses.   Seller shall assume and pay and shall
indemnify Purchaser and its Affiliates against all motor vehicle or transfer taxes and recording expenses, if any, required to be paid in connection with the transfer of the Assets (including any interest charge or penalty with respect thereto). Purchaser shall assume and pay and shall indemnify Seller, Hufco and Huffy against all sales taxes, if any, required to be paid in connection with the transfer of the Assets
(including any interest charge or penalty with respect thereto).

     Section 13.14  Governing Law; Venue.   This
Agreement shall be construed in accordance with, and governed by the laws of, the State of Ohio.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the date set forth above.

Huffy Corporation        True Temper Hardware Company


By:/s/Don R. Graber      By:/s/Thomas A. Frederick
   Title: Chairman of       Title: Treasurer
          the Board,
          Chief Executive
          Officer and
          President


Hufco Company            TTHA Corp.


By /s/Nancy A. Michaud   By /s/Craig C. Sargeant
   Title: Vice President    Title: Vice President
          Secretary and
          Assistant
          Treasurer
       Date:  February 11, 1999 at 5:01 P.M.

U. S. Industries, Inc. hereby guarantees, on behalf of its subsidiary TTHA Corp., the fulfillment of all obligations contained in this Agreement to be performed by and on behalf of such corporation, and further agrees to comply with the covenants contained in
Article XI, Section 11.4 as such applies to it.


                U. S. Industries, Inc.



                By /s/Craig C. Sargeant
                  Title: Chairman, USI Hardware & Tools

       Date:  February 11, 1999 at 5:01 P.M.

           SCHEDULE AND EXHIBIT INDEX

Exhibit A  Form of Escrow Agreement
Exhibit B  Assumption Agreement
Exhibit 1.1(a)(v)  Harrisburg Real Estate Transfer
Exhibit 1.4  Agreed Adjustments

Schedule 1.1(a)(i)  Inventory
Schedule 1.1(a)(ii) Equipment and Other Tangible
Property
Schedule 1.1(a)(iv)  Contracts
Schedule 1.1(a)(v)   Real Property and Leases
Schedule 1.1(a)(vi)  Intangible Assets
Schedule 1.1(a)(vii) Governmental Permits and Licenses
Schedule 1.1(a)(x)  Cash / Prepaid Expenses
Schedule 1.1(a)(xii)  Bank Accounts
Schedule 1.1(c)  Excluded Assets
Schedule 1.1(d)  Liabilities (ii and iii)
Schedule 1.1(e)  Employer Liabilities
Schedule 1.2(c)  Assumed Contracts, Purchase Orders,
Leases, etc.
Schedule 1.7  Allocation of Purchase Price
Schedule 2.1  Organization
Schedule 2.3  Financial Statements
Schedule 2.4  Pending Claims
Schedule 2.5  Legal Compliance
Schedule 2.6  Title to Assets
Schedule 2.7  Condition of Assets
Schedule 2.8  Leases
Schedule 2.11 Customers
Schedule 2.12 No Breach or Violation
Schedule 2.13 Interest in Customers, Suppliers and
Competitors
Schedule 2.15 Year 2000 Compliance
Schedule 2.16 Zoning
Schedule 2.17 OSHA and Similar Statutes
Schedule 2.18 Intellectual Property
Schedule 2.19 Environmental Matters
Schedule 2.20 Leases and Contracts
Schedule 2.21 Employees and Independent Contractors
Schedule 2.22 Labor Matters
Schedule 2.24 Employee Benefit Plans
Schedule 2.27 Insurance
Schedule 2.28 Governmental Licenses, Permits and
Related Approvals
Schedule 2.29 Absence of Certain Changes or Events
Schedule 2.30 Product Liability Claims; Product
Warranties
Schedule 2.31 Tax Matters
Schedule 2.32 Real Property
Schedule 2.34 Assets of TTL
Schedule 4.3(b) Conduct of Business - Capital
Expenditures
Schedule 4.14 Affiliated Transactions
Schedule 4.21(b) Severance
Schedule 8.6 Third Party Consents Not Required
Schedule 9.4(b) Assumption of Benefit Plans
Schedule 10.2(g) Seller's Indemnification Obligations
Schedule 10.2(h) Seller's Indemnification Obligations
(relating to that certain License Agreement)
Schedule 13.10 Knowledge of Seller



Note: The above-described exhibits and schedules are not filed as part of this Form 8-K, as specified in
Section 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish a copy of any such omitted exhibit or schedule to the Securities and Exchange Commission upon request.